FORM OF

CONTRACT FOR THE ACQUISITION OF A

MODULAR DRILLING UNIT

By and between

INTEGRATED TRADE SYSTEMS, INC.

acting on behalf of and as agent for a fully disclosed principal
PEMEX-Exploración y Producción

AND

INTEGRATED DRILLING EQUIPMENT LLC

and

IDE PERFORACIÓN MÉXICO, S. DE R.L. DE C.V.

Dated March 21, 2013

INDEX

ARTICLE	1.	DEFINITIONS; HEADINGS AND REFERENCES	4

1.1		Definitions	4

1.2		Use of Singular and Plural	9

1.3		Headings and References	9

1.4		Technical Terms	9

ARTICLE	2.	OBJECT OF THE CONTRACT	9

ARTICLE	3.	PRICE	10

ARTICLE	4.	TAXES	10

ARTICLE	5.	SUPPLIER’S GENERAL OBLIGATIONS	10

5.1		Obligation to Perform the Works	10

5.2		Joint and Several Liability	11

5.3		National Content	11

5.4		Permits	11

5.5		Monitoring During Construction	12

5.6		Audits and Records	12

5.7		Operational, Maintenance Manuals and Instructions	13

5.8		Implicit Obligations	13

5.9		Obligation to Comply with the Technical Specifications, Applicable Standards, etc	13

5.10		Supplier’s Variations	13

5.11		Variations by the Owner	13

5.12		Office Space and Secretarial Services	14

ARTICLE	6.	WARRANTY	14

6.1		Warranty by the Supplier	14

6.2		Warranties by Subcontractors and Vendors	14

6.3		Limits to the Warranty	14

6.4		No Warranty of Merchantability	15

6.5		Notification Under the Warranty	15

ARTICLE	7.	OWNER’S GENERAL OBLIGATIONS	15

ARTICLE	8.	TIME SCHEDULE	15

8.1		Time Schedule	15

8.2		Adjustments to the Time Schedule	15

i

INDEX

(continued)

8.3		Progress Reports	16

8.4		Liquidated Damages for Delay	16

ARTICLE	9.	SUBCONTRACTS	16

9.1		Execution of Subcontracts	16

9.2		Requirements of Subcontracts	16

9.3		Non-Relief of Liability	16

ARTICLE	10.	ENGINEERING AND DESIGN DRAWINGS AND OTHER DOCUMENTATION	17

10.1		Approval of Drawings and Other Documentation	17

10.2		Access	17

ARTICLE	11.	AS-BUILT DOCUMENTATION	17

ARTICLE	12.	WEIGHT CONTROL	18

12.1		Weight Control Program	18

12.2		Updates	18

ARTICLE	13.	EQUIPMENT AND MATERIALS	18

13.1		Supply and Quality of Materials	18

13.2		Calibration and Language	18

13.3		Telecommunications Equipment and Monitoring and Control System	18

ARTICLE	14.	DELIVERY AND MOBILIZATION	18

14.1		Delivery	18

14.2		Spare Parts, Goods and Services	19

14.3		Transportation	19

14.4		Installation	19

ARTICLE	15.	INSPECTION AND TESTING	20

15.1		Inspection and Testing	20

15.2		Reports	20

15.3		Additional Tests and Inspections	20

15.4		Non-Relief of Liability	21

15.5		Environmental Damage	21

15.6		Testing and Acceptance Procedures	21

ARTICLE	16.	SYSTEM ACCEPTANCE TESTS	21

16.1		System Acceptance Tests	21

ii

INDEX

(continued)

16.2		System Acceptance Tests Reports	22

16.3		Supplier’s Obligations and Responsibilities	22

16.4		Interruptions	23

16.5		Non-Relief of Liability	23

16.6		Environmental Damage	23

ARTICLE	17.	FINAL INTEGRATION TEST AND FINAL INSTALLATION TEST	23

17.1		Timing of the Final Integration Test and Final Installation Test	23

17.2		Supplier’s Obligations and Responsibilities	23

17.3		Interruptions	24

17.4		Non-Relief of Liability	24

17.5		Environmental Damage	24

17.6		Non Performance of the Final Installation Test for Reasons Attributable to Owner	24

ARTICLE	18.	TRAINING	25

ARTICLE	19.	ACCEPTANCE OF THE MODULAR DRILLING UNIT	25

19.1		Moment of Onshore Mechanical Completion	25

19.2		Moment of Acceptance	25

19.3		Non-Relief of Liability	26

ARTICLE	20.	PAYMENT	27

20.1		Payment	27

20.2		Transfer of Ownership	27

20.3		Financial Expenses	27

20.4		Invoicing	28

20.5		Excess Payment	28

ARTICLE	21.	PARTIES’ PERFORMANCE GUARANTEES	28

21.1		Letter of Credit to Guarantee Compliance	28

21.2		Bond for the First Payment	29

21.3		Warranty Bond	30

21.4		Form	31

21.5		Right to Collect	32

21.6		Unduly Execution	32

ARTICLE	22.	DEFAULTS BY THE OWNER	32

iii

INDEX

(continued)

22.1		Right to Terminate	32

22.2		Termination Effects	32

22.3		Release of Guarantees	33

ARTICLE	23.	DEFAULTS BY SUPPLIER	33

23.1		Right to Terminate	33

23.2		Termination Procedure	34

23.3		Termination Effects	34

ARTICLE	24.	FORCE MAJEURE	34

24.1		Relieve of Liability	34

24.2		Burden of Proof	35

24.3		Right to Terminate	35

24.4		Compliance with Obligations Not Affected by Force Majeure	35

ARTICLE	25.	INSURANCE	35

25.1		Insurance During the Performance of the Works	35

25.2		Terms and Conditions	35

25.3		Non-Relief from Obligations	35

25.4		Payment of Deductibles	36

25.5		Loss or Damage	36

ARTICLE	26.	SUPPLIER’S REPRESENTATIONS	36

ARTICLE	27.	INDEMNIFICATION	37

27.1		Indemnification by Supplier	37

27.2		Indemnification by the Owner	37

27.3		Indemnification by Subcontractors	38

ARTICLE	28.	PATENT INDEMNIFICATION	38

	28.1	Indemnification for Intellectual Property	38

	28.2	Information Regarding Intellectual Property	39

ARTICLE	29.	LABOR RELATIONS	39

ARTICLE	30.	LIMITATION OF LIABILITY	39

ARTICLE	31.	NO WAIVER	39

ARTICLE	32.	ASSIGNMENT	40

32.1		Assignment	40

iv

INDEX

(continued)

32.2		No Third Party Beneficiary	40

ARTICLE	33.	TERM	40

33.1		Term	40

33.2		Survival of Obligations	40

ARTICLE	34.	GOVERNING LAW AND JURISDICTION	40

34.1		Applicable Law	40

34.2		Independent Expert	41

34.3		Arbitration	41

34.4		Waiver of Immunity	41

ARTICLE	35.	LANGUAGE	42

ARTICLE	36.	NOTICES	42

ARTICLE	37.	PARTIES’ REPRESENTATIVES	43

ARTICLE	38.	ETHICS AND CONCESSIONS	43

ARTICLE	39.	FINANCIAL INFORMATION	44

ARTICLE	40.	CONFIDENTIALITY	44

ARTICLE	41.	SEVERABILITY OF PROVISIONS	45

ARTICLE	42.	INTEGRATION OF ANNEXES	45

ARTICLE	43.	AMENDMENTS OR MODIFICATIONS	46

ARTICLE	44.	ENTIRETY OF THE CONTRACT	46

v

CONTRACT FOR THE ACQUISITION OF A

MODULAR DRILLING UNIT

CONTRACT FOR THE ACQUISITION OF A MODULAR DRILLING UNIT (HEREINAFTER THE “CONTRACT”) ENTERED INTO AS OF MARCH, 21, 2013, BY AND AMONG INTEGRATED TRADE SYSTEMS, INC., (HEREINAFTER “ITS”) ACTING HEREIN ON BEHALF OF AND AS AGENT FOR A FULLY DISCLOSED PRINCIPAL PEMEX-EXPLORACIÓN Y PRODUCCIÓN (HEREINAFTER THE “OWNER”), REPRESENTED BY DAVID RODRIGUEZ, INTEGRATED DRILLING EQUIPMENT LLC (HEREINAFTER “IDELLC”), REPRESENTED BY STEPHEN DEWAYNE COPE, AND IDE PERFORACIÓN MÉXICO, S. DE R.L. DE C.V. (HEREINAFTER “IDEMEX”, AND TOGETHER WITH IDELLC, THE “SUPPLIER”, IT BEING UNDERSTOOD THAT BOTH IDELLC AND IDEMEX SHALL BE JOINTLY AND SEVERALLY LIABLE FOR ALL OBLIGATIONS OF SUPPLIER HEREUNDER), REPRESENTED BY STEPHEN DEWAYNE COPE, IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND ARTICLES.

REPRESENTATIONS:

I.           ITS REPRESENTS THAT:

I.1         It is a company organized and validly existing under the laws of Delaware, United States, with express authority to do business in Texas, United States;

I.2         It is executing this Contract by direct assignment, on behalf of and as agent for its principal PEMEX-Exploración y Producción, in accordance with PEMEX-Exploración y Producción’s written instructions contained in document PEP-SAF-GRM-SCS-298-2012 dated December 10, 2012, and based on a services agreement executed between Owner and ITS pursuant to which ITS is entitled to bind, and holds all authority necessary to bind, Owner to the terms and conditions of this Contract;

I.3        PEMEX-Exploración y Producción is a decentralized public entity of the Federal Public Administration of the United Mexican States, with productive, technical, industrial and commercial purposes, with its own legal personality and patrimony, in accordance with the Decree that establishes the structure, functionality and control of the subsidiary entities of Petróleos Mexicanos published in the Official Gazette of the Federation (Diario Oficial de la Federación) on March 21, 2012 and that, as part of its purpose it has the capacity to explore and exploit oil and natural gas; to transport it, to store it in terminals and to market it and it is authorized to carry out all kind of acts and enter into all kinds of agreements and contracts with individuals or corporate entities, pursuant to article five of the aforementioned decree;

1

I.4         Owner has taken all corporate acts, obtained all authorizations, corporate or otherwise, and complied with all applicable requirements necessary for it to enter into and perform this Contract provided in the Ley de Petróleos Mexicanos, el Reglamento de la Ley de Petróleos Mexicanos, las Disposiciones Administrativas de Contratación en Materia de Adquisiciones, Arrendamientos, Obras y Servicios de las Actividades Sustantivas de Carácter Productivo de Petróleos Mexicanos y Organismos Subsidiarios, and the Lineamientos que establecen los casos y montos para la aprobación de contratos, a que se refiere el inciso k) de la fracción IV del Artículo 19 de la Ley de Petróleos Mexicanos;

I.5         This Contract was awarded by Owner through a direct award procedure on the basis of Articles 134 of the Constitution of the United Mexican States; Article 1016 section 2, subsection c) of Chapter X of the North American free Trade Agreement and the equivalent of any other free trade agreements with a Chapter on Government Procurement entered into by the United Mexican States, Articles 3 and 4 of the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo, Articles 51, 54, second paragraph, 56 and 57, last paragraph, of the Ley de Petróleos Mexicanos, in connection with article 41, section III of the Ley de Adquisiciones, Arrendamientos y Servicios del Sector Público, 50, section III, 51 and 52 of the Reglamento de la Ley de Petróleos Mexicanos, and Articles 39, 40, 41 and 46 of the Disposiciones Administrativas de Contratacion en Materia de Adquisiciones, Arrendamientos, Obras y Servicios de las Actividades Sustantivas de Carácter Productivo de Petróleos Mexicanos y Organismos Subsidiarios;

I.6         The contracting procedure was approved by the Subcomite de Adquisiciones, Arrendamientos, Obras y Servicios of PEMEX-Exploración y Producción, in accordance with the resolution No. ___ issued in the extraordinary session 16/12 dated December 13, 2012;

I.7         During the contracting procedure, neither Supplier nor its subcontractors or their employees offered, promised or gave, either by themselves or through a third party, money, valuable objects or any other gifts to any officer from Owner that may constitute a breach of law such as robbery, fraud, bribery or influence peddling;

I.8         Owner’s domicile for purposes of this Contract is Avenida Adolfo Ruiz Cortines 1202, Edificio Pirámide, eighth floor, Fraccionamiento Oropeza, Zip Code 86030, Villahermosa, Tabasco;

I.9         It wishes and intends to execute this Contract in order to achieve the purposes hereby established.

II.         IDELLC REPRESENTS THAT:

II.1       It is a corporation organized and validly existing under the laws of Delaware, United States and has the necessary legal capacity to enter into and perform this Contract;

II.2       The authority of its representative to sign this Contract is evidenced by the power of attorney set forth in Public Deed No. 43,674, under the seal of Notary Public No. 201, Mr. Hector Manuel Cárdenas Villarreal, of the Federal District, dated December 3rd, 2012, and such authority has not been modified, limited or revoked as of the Date of Signature;

2

II.3       It has the necessary organization, experience, resources and legal, financial and technical ability to comply with its obligations under this Contract

II.4       It has taken all corporate acts, obtained all authorizations, corporate or otherwise, and complied with all applicable legal requirements necessary for it to enter into and perform this Contract;

II.5       It is fully familiar with all applicable laws of the United Mexican States, as well as all related regulations thereof and applicable Official Norms, and wishes to build and sell to the Owner the Modular Drilling Unit, in accordance with the terms and conditions established in the present Contract;

II.6       It is not under any of the prohibitions specified in Article 59 of the Ley de Petróleos Mexicanos and Article 12 of the Disposiciones Administrativas de Contratación en Materia de Adquisiciones, Arrendamientos, Obras y Servicios de las Actividades Sustantivas de Carácter Productivo de Petróleos Mexicanos y Organismos Subsidiarios;

II.7       For purposes of Article 32-D of the Código Fiscal de la Federación of Mexico, it is not required to apply for registration in the Federal Taxpayers Registry (Registro Federal de Contribuyentes) nor to submit notices to such registry or to request periodic tax returns in the United Mexican States;

II.8       It has not been convicted through a final decision issued by competent judicial authority within the Mexican territory for acts of robbery, fraud, bribery or influence peddling to the detriment of Petróleos Mexicanos or its subsidiaries.

II.9       During the contracting procedure, it did not offer, promise or give, either by itself or through a third party, money, valuable objects or any other gifts to any officer from Owner with the purpose of obtaining a benefit or advantage.

III.        IDEMEX REPRESENTS THAT:

III.1      It is a limited liability company sociedad de responsabilidad limitada de capital variable organized and validly existing under the laws of the United Mexican States and has the necessary legal capacity to enter into and perform this Contract as evidenced in the public deed No. 48,863 under the seal of Notary Public No. 201, Mr. Hector Manuel Cárdenas Villarreal of the Federal District, dated December 21, 2012 and duly registered before the Public Registry of Commerce of the Federal District under the commercial file No. 485620.

III.2      The authority of its representative to sign this Contract is evidenced by the power of attorney set forth in Public Deed No. 48,863, under the seal of Notary Public No. 201, Mr. Hector Manuel Cárdenas Villarreal of the Federal District, dated December 21, 2012 and duly registered before the Public Registry of Commerce of the Federal District under the commercial file No. 485620, and such authority has not been modified, limited or revoked as of the Date of Signature;

III.3      It has the necessary organization, experience, resources and legal, financial and technical ability to comply with its obligations under this Contract

3

III.4      It has taken all corporate acts, obtained all authorizations, corporate or otherwise, and complied with all applicable legal requirements necessary for it to enter into and perform this Contract;

III.5      It is fully familiar with all applicable laws of the United Mexican States, as well as all related regulations thereof and applicable Official Norms, and wishes to build and sell to the Owner the Modular Drilling Unit, in accordance with the terms and conditions established in the present Contract;

III.6      It is not under any of the prohibitions specified in Article 59 of the Ley de Petróleos Mexicanos and Article 12 of the Disposiciones Administrativas de Contratación en Materia de Adquisiciones, Arrendamientos, Obras y Servicios de las Actividades Sustantivas de Carácter Productivo de Petróleos Mexicanos y Organismos Subsidiarios;

III.7      It has not been convicted through a final decision issued by competent judicial authority within the Mexican territory for acts of robbery, fraud, bribery or influence peddling to the detriment of Petróleos Mexicanos or its subsidiaries.

III.8      During the contracting procedure, it did not offer, promise or give, either by itself or through a third party, money, valuable objects or any other gifts to any officer from Owner with the purpose of obtaining a benefit or advantage.

Based on the above representations, the parties hereby agree to the following:

ARTICLES:

ARTICLE 1.

DEFINITIONS; HEADINGS AND REFERENCES

1.1        Definitions. For purposes of this Contract, the following terms shall have the meanings set out below:

“Acceptance” shall mean the satisfaction of all the requirements set forth in Article 19.2 regarding the Modular Drilling Unit.

“Acceptance Certificate” shall mean the certificate to be issued by the Owner to indicate the satisfactory completion of all conditions established in Article 19.2, which shall be in the form attached hereto as Annex A-2.

“Anticorruption Provisions” shall have the meaning established in Article 38.

“Applicable Standards” shall mean the standards, publications, recommendations and guidelines published by the American Petroleum Institute (API) from time to time, and any other standard, publication, recommendation or guideline applicable to the Modular Drilling Unit and to the Equipment and Materials installed on it, in accordance with the Prudent Industry Practices.

4

“Area Project Manager” shall mean the Subdirección de la Unidad de Negocio de Perforación of Owner.

“Bond” shall have the meaning established in Article 21.3.

“Business Day” shall mean any Day except for Saturdays, Sundays, any other holiday in Mexico or any other Day in which the banks in New York City or Mexico City are closed to the public due to a legal requirement or authorization.

“Concessions” shall have the meaning established in Article 38.

“Contract” shall mean this Acquisition Contract, including all Annexes attached hereto (which shall constitute an integral part of this Contract), and any amendments or modifications made to the same in accordance with the terms thereof.

“Contract Price” shall have the meaning established in Article 3.

“Convention” shall have the meaning established in Article 4.

“Critical Equipment” shall mean the equipment described in Annex B, which is critical for the operation of the Modular Drilling Unit.

“Critical Event Dates” shall mean any of the dates for each of the critical events set forth in Annex C, by which Supplier is required to have achieved the critical event for such date, as such dates may be extended in accordance with this Contract.

“Date of Signature” shall mean the Day in which the Parties execute the Contract.

“Day” shall mean a calendar day.

“Default” shall mean a Default by Supplier or a Default by the Owner.

“Default by the Owner” shall have the meaning established in Article 22.

“Default by Supplier” shall have the meaning established in Article 23.

“Delivery Site” shall have the meaning established in Article 14.

“Dollars” or “US$” shall mean Dollars of the United States of America.

“Drilling Platform” shall mean the fixed eight-legged platform on which the Modular Drilling Unit shall be placed and that shall meet the technical specifications described in Annex D.

“Equipment and Materials” shall mean all the materials, machinery, equipment, pipes, tubes, tanks, containers, blocking and control devices, instruments, spare parts, software and any other items, including without limitation all the components and accessories to the same, that will be incorporated into the Modular Drilling Unit during the Works and that are required or appropriate to comply with the Technical Specifications.

5

“Final Installation Test” shall mean the tests to be performed by Supplier in accordance with Article 17.

“Final Integration Test” shall mean the tests to be performed by Supplier in accordance with Article 17.

“Force Majeure” shall mean any act or event that prevents the affected Party from performing its obligations in accordance with this Contract, if such act or event is unpredictable and unavoidable and goes beyond the reasonable control of the affected Party, and is not the result of the fault or negligence, of the affected Party and such Party has been unable to overcome such act or event by the exercise of due diligence. Subject to the conditions established in the previous sentence, Force Majeure shall include, but not be limited to, the following acts or events, or any other similar act or event that is equally severe and prevents the affected Party from performing its obligations under this Contract: (i) natural phenomena, such as storms, hurricanes, floods, earthquakes and fires; (ii) wars, civil disturbances, riots, insurrections and sabotage; (iii) transportation disasters, whether by ocean, rail, air or land; (iv) strikes or other labor disputes that are not due to the breach of a labor contract by the affected Party; and (v) actions or omissions of a Governmental Authority (including, without limitation, delays of customs and port officials or authorities) that were not voluntarily induced or promoted by the Party affected or brought about by a breach of its obligations. It is expressly understood that Force Majeure shall not include any of the following events: (1) failure to pay any amount under this Contract or economic hardship (including, without limitation, any bankruptcy or insolvency proceeding); (2) changes in market conditions; (3) late delivery of equipment, materials or spare parts, except to the extent such late delivery is itself caused by an event of Force Majeure; or (4) failure by the Modular Drilling Unit to withstand climatologic, meteorological or oceanographic phenomena which the Modular Drilling Unit should have been designed to withstand, in accordance to the Technical Specifications.

“Governmental Authority” shall mean any government, including any federal, state or municipal government, or any ministry, department, court, commission, board, agency or other legislative, executive or judicial authority of any thereof.

“Independent Expert” shall mean any of the engineering or consulting firms chosen by agreement of the Parties from among those identified in Annex C.

“Laws” shall mean all laws, treaties, regulations, norms, decrees, rules, decisions, orders, judgments, injunctions, interpretations, and authorizations issued by any Governmental Authority having jurisdiction of the matter in question, which may be in force at the relevant time.

“Letter of Credit” shall have the meaning established in Article 21.1.

“Lien” shall mean any pledge, mortgage, guarantee trust, or any other kind of encumbrance or charge on an asset or right.

6

“Modular Drilling Unit” shall mean the Modular Drilling Unit which shall be built by Supplier under the terms of this Contract, which is described in Annex D and that comprises all the systems required in order to operate in accordance with the Technical Specifications and the provisions of this Contract.

“Month” shall mean a calendar month.

“Onshore Mechanical Completion” shall mean the satisfaction of all the requirements set forth in Article 19.1 regarding the Modular Drilling Unit.

“Onshore Test and Certification Certificate” shall mean the certificate to be issued by the Owner to indicate the satisfactory completion of all conditions established in Article 19.1, which shall be in the form attached hereto as Annex A-l.

“Operations Site” shall mean the original offshore location designated by the Owner and located in the Mexican waters of the Gulf of Mexico in which the Modular Drilling Unit shall be operated.

“Owners Group” means, collectively, ITS, the Owner and its parent company, the subsidiaries and affiliates of each and everyone of the foregoing entities, each and everyone of the contractors and subcontractors at all tiers of the foregoing entities at the Yard or otherwise performing work in connection with the Modular Drilling Unit, invitees or guests of the Owner, the manager and crew of the Modular Drilling Unit and the representatives, agents, officers, directors, employees and personnel of each and everyone of the foregoing entities, but excluding all Persons and entities falling within the Supplier’s Group

“Party” or “Parties” shall mean the Owner and/or Supplier, and their respective successors or permitted assignees.

“Payment Date” shall mean each date in which the Owner shall pay any amount of the price referred to in Article 3 of this Contract.

“Permits” shall mean all authorizations, licenses, consent, exemptions, registrations, approvals or other authorizations of any kind which are required to be obtained from or granted by any Governmental Authority for the execution of the Works.

“Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Pesos” shall mean the legal currency of the United Mexican States.

“Project Manager” shall have the meaning established in Article 5.5.

7

“Prudent Industry Practices” shall mean those practices, methods, techniques and standards, as are prevailing at the time in question in Mexico and the world, that (a) are proven, generally accepted and up to date in the industry for the construction, installation and operation of modular drilling platforms, including those applicable to the design, engineering, construction, transportation, installation, hookup, testing, operation, maintenance, and de-installation of such units and facilities in a legal, safe, efficient, reliable and economical manner, and (b) conform in all material respects to the manufacturers’ operation and maintenance guidelines applicable to the relevant equipment installed in the Modular Drilling Unit, taking into account such equipment’s size, service and type.

“Quality Assurance Manual” shall mean the manual of procedures to ensure the quality of the Works, attached to this Contract as Annex G.

“Scheduled Acceptance Date” shall mean the date indicated as “Scheduled Acceptance Date” in the timetable set forth in Annex H, which is the date by which the Modular Drilling Unit must achieve Acceptance, subject to the provisions of Article 8.2 hereof.

“Subcontract” shall mean any agreement entered into in accordance with Article 9 between Supplier and any Subcontractor for the execution of any part of the Works.

“Subcontractor” shall mean any Person to whom the execution of any part of the Works is subcontracted

“Supplier’s Group” means, collectively, the group of entities and Persons comprising of the Supplier, its parent company, subsidiaries and affiliates, its contractors and subcontractors at all tiers and the representatives, agents, officers, directors, employees and personnel of each and everyone of the foregoing entities, but excluding all Persons and entities falling within Owner’s Group.

“System” shall mean each and every equipment system comprising or integrated into the Modular Drilling Unit in accordance with the Technical Specifications.

“System Acceptance Test” shall mean the tests to be performed by Owner and Supplier in accordance with Article 16.

“Taxes” shall mean any and all taxes (including, without limitation, income, gross receipts, sales, use, property, and corporate taxes), fees (including, without limitation, documentation, license and registration fees), levies, duties or withholdings of any nature (including import taxes), together with any and all penalties, fines, increases in tax and interest thereon, charged, levied, or imposed by any Governmental Authority.

“Technical Specifications” shall mean any and all technical, engineering, construction and all other specifications or requirements for the Works and, in general, for the construction of the Modular Drilling Unit, attached hereto as Annex F.

“Tests” shall mean all the tests that the Supplier shall perform in connection with the Equipment and Materials or the Works during their performance, in accordance with the Technical Specifications, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and the Testing and Acceptance Procedures, including the mechanic termination tests, the hydrostatic tests and the pneumatic tests necessary to demonstrate that the Modular Drilling Unit or its different parts have been constructed, manufactured, assembled and placed in conformity with the Technical Specifications, Prudent Industry Practices, applicable Laws, Applicable Standards, the Testing and Acceptance Procedures and all other terms and conditions of this Contract and that there are no defects or any other type of problems with respect to the Modular Drilling Unit.

8

“Testing and Acceptance Procedures” shall have the meaning established in Article 15.6.

“Time Schedule” shall mean the master schedule for the performance of the Works set forth in Annex H, which shall be consistent with the Critical Event Dates established in Annex B and which shall ensure Acceptance in or before the Scheduled Acceptance Date, which may only be extended in accordance with the provisions set forth in Article 8.

“Third Party” shall mean any Person who is not defined within Supplier’s Group or Owner’s Group.

“Warranty Bond” shall have the meaning established in Article 21.3.

“Works” shall mean the full design, engineering, procurement, construction, manufacture, modification, equipment, mechanic works, inspection, repairs, delivery, installation, hookup and testing to be performed in connection with the Modular Drilling Unit by Supplier in accordance with this Contract, until Acceptance, including any additional spare parts, goods or services requested by Owner to Supplier in accordance with this Contract.

“Yard” shall mean the facilities where the Supplier or, given the situation, the respective Subcontractor will perform the Works with respect to the construction, prefabrication and assembly the Modular Drilling Unit.

“Year” shall mean a calendar year.

1.2           Use of Singular and Plural. The terms defined in Article 1.1 may be used in this Contract in both their singular and plural forms.

1.3           Headings and References. All headings used in this Contract are for convenience only and shall not be taken into consideration in the interpretation of this Contract. Unless otherwise indicated all references in this Contract to Articles or Annexes are to Articles and Annexes of this Contract.

1.4           Technical Terms. Technical terms not otherwise defined herein shall have the meaning ordinarily given to them in the international oil and maritime industries, as the case may be.

ARTICLE 2.

OBJECT OF THE CONTRACT

The object of this Contract is the acquisition of a Modular Drilling Unit by Owner from Supplier. For those purposes, (i) Supplier shall perform the necessary Works for the construction of the Modular Drilling Unit in accordance with the Technical Specifications until Acceptance has been achieved, and (ii) Owner shall purchase the Modular Drilling Unit, upon Acceptance.

9

ARTICLE 3.

PRICE

The Parties agree that the Owner will pay to the Supplier for the purchase of the Modular Drilling Unit an amount of US$_______________, which includes any sales tax, consumption tax, export and/or import tax, or any other similar Tax (excluding value added tax) to be paid by or chargeable to the Owner under the Laws of the country of construction and/or delivery of the Modular Drilling Unit, and which shall not be subject to any adjustment unless expressly provided for in this Contract (the “Contract Price”). The Contract Price consists of (i) US$_______________ for the acquisition of the Modular Drilling Unit, including all the activities and items associated therewith as set forth in this Contract, other than those activities and items set forth in the following clause (ii) of this Article 3; and (ii) US$_______________ for the additional spare parts, goods and services referred to in clause (iv) of Article 14.2. The Parties agree that the Contract Price shall be adjusted downwards as provided in Article 14.2 in the event that Owner shall not use a portion of the US$_______________ component of the Contract Price set forth in clause (ii) of this Article 3 for the acquisition of the additional spare parts, goods and services referred to in clause (iv) of Article 14.2. Except as expressly provided in this Contract, Supplier acknowledges and accepts that this is a lump sum contract and as such, the Contract Price shall be its sole compensation for Supplier’s performance under the terms of this Contract and includes all costs, expenses and earnings associated with the engineering, procurement, construction, transportation and installation of the Modular Drilling Unit, including all capital, financing, Taxes, insurance premiums and Supplier’s other contingencies that may arise from the execution and performance of this Contract, including any changes to the Works pursuant to Article 5.10 below.

ARTICLE 4.

TAXES

Except as otherwise provided in Article 3, each Party shall be responsible of paying all Taxes (including value added taxes), contributions and fiscal duties that, in accordance with applicable Law, it shall have the obligation to pay during the term, implementation and performance of this Contract and its Annexes.

ARTICLE 5.

SUPPLIER’S GENERAL OBLIGATIONS

5.1           Obligation to Perform the Works. Supplier shall, at its own expense and risk, either on its own or through any Subcontractor, take all steps necessary to perform all Works necessary or appropriate to design, procure, construct, precast, assemble, mobilize, install and hookup the Modular Drilling Unit, as well as to perform any relevant Test until achieving Acceptance of the Modular Drilling Unit, in accordance with the Technical Specifications, the Time Schedule, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract, in order to assure delivery on or before the Scheduled Acceptance Date.

10

The Supplier shall provide to Owner all the certificates and other documentation that certify that the equipment listed in Annex P installed in the Modular Drilling Unit complies with the Applicable Standards.

5.2           Joint and Several Liability. Notwithstanding any provision of this Contract to the contrary, both IDELLC and IDEMEX expressly acknowledge and agree that they shall be jointly and severally liable for all obligations of Supplier under this Contract. The relation between IDELLC and IDEMEX shall be governed by the joint participation agreement executed by and among IDELLC and IDEMEX contained in Annex Q. In addition, IDELLC and IDEMEX agree to resolve any dispute, related to this Contract and arising among each other, in accordance to section 34.5 of this Contract (Arbitration).

5.3           National Content. During the execution of the Works, Supplier shall use at least twenty percent (20%) of Mexican good and services in accordance with the rules of origin set forth in the international treaties entered into by Mexico. Upon Owner’s request at any time and from time to time during the execution of the Works, Supplier shall submit to Owner the certificates of origin of the Mexican goods or services used during the execution of the Works, so that Owner may verify, at its sole discretion and either directly or through any representative, if Supplier meets the requirement of national content set forth in this Article. In order to verify compliance by Supplier with the national content requirement, Owner shall use the formula contained in Annex I and the “Cédula sobre el País de Origen de los Bienes y/o Servicios” submitted by Supplier during the contracting procedure and which is contained in Annex I, in the understanding that Supplier may change the “Cédula sobre el País de Origen de los Bienes y/o Servicios”, provided that it gives prior notice to Owner and that the ‘‘Cédula sobre el País de Origen de los Bienesy/o Servicios” complies at all times with the 20% requirement of national content. In the event of default by Supplier of the national content requirement set forth in this Article 5.3, Supplier shall pay to Owner liquidated damages in accordance with the following formula:

ICN = (0.12) * VTC * (0.20 - CNR) / 0.20

Where:

ICN: the amount of liquidated damages to be paid by Supplier for breaching its national content obligations under this Article 5.3

VTC: the Contract Price

CNR: the national content actually incorporated into the Modular Drilling Unit

5.4           Permits. Supplier shall have the obligation to request and obtain in a timely manner, as well as to keep in force, all the Permits needed for the performance of the Works as well as for the performance of all the activities to be carried out by the Supplier and its Subcontractors under the terms of this Contract, including but not limited to those Permits needed for the construction, assembly, transportation and installation of the Modular Drilling Unit, in accordance with the terms and conditions of this Contract.

11

5.5           Monitoring During Construction. The Owner will appoint a project manager (the “Project Manager”) who will inspect and monitor on the Owner’s behalf the development of the Works and compliance by the Supplier and the Subcontractors with the Technical Specifications, the Time Schedule, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the Applicable Standards and any and all other terms and conditions of this Contract to the extent related to technical matters. The Project Manager may be an individual, a group of individuals or a corporation, in the understanding that if it is not an individual, the Owner shall designate an individual within the Project Manager who will be the exclusive contact person for Supplier. In addition to the Project Manager, the Owner may appoint other representatives (up to the number indicated in the Technical Specifications) to inspect or monitor the Works. Pursuant to the abovementioned, Supplier shall grant constant access at any time on Business Days and during business hours, to such representatives to the Yard and/or to any other place where the Works are being carried out, and shall provide to such representatives the equipment and facilities described in the Technical Specifications. Any inspection carried out by the Owner or its representatives, including the Project Manager, shall not relieve under any circumstances Supplier’s obligation to deliver the progress reports as required in Article 8.3 and will not affect in any form Supplier’s liability under this Contract including its responsibility regarding the performance of the Works in accordance with the terms and conditions of this Contract. The lack of objection to any of the Works by Owner’s representative during the inspection shall not constitute a waiver of any right to object the results of the components of any Test or a waiver to the exercise of any of Owner’s rights under this Contract.

5.6           Audits and Records. For the purpose of reviewing and verifying any part of the Works performed at any time, Equipment and Materials, or for any other reasonable purpose, Supplier shall keep and the Owner or its authorized representatives shall have access to (at all reasonable times) and the right to reproduce and retain copies of all books, records (including data stored in computers), certificates, correspondence, instructions, plans, drawings, way bills, receipts, vouchers and memoranda of the Supplier and its Subcontractors, their agents and employees, pertaining to the Works; provided, however, that the Supplier and its Subcontractors shall have the right to exclude any trade secrets, formulas or processes. Supplier’s or Subcontractor’s profit or the makeup of the Contract Price from such audits. The Supplier will, upon reasonable notice, allow the Owner to review records kept by the Supplier relating in any way to the Works. Books and contract records shall be maintained during the performance of this Contract by the Supplier and its Subcontractors. Such records shall include, but not be limited to, all invoices, purchases orders, drawings, and other documents pertaining to the Works, including those records relating to equipment furnished by Supplier’s vendors and Subcontractors. The Supplier will make such books and records available to the Owner upon request. The Owner may audit the books and records of the Supplier or its Subcontractors to the extent that the books and records relate to the performance of the Works or claims made under this Contract. The Supplier shall render reasonable assistance to the Owner in locating specifically requested or identified books and records. Supplier shall cause all Subcontractors to provide Owner with the audit rights set forth herein. The above rights of the Owner shall continue for a period of three (3) years after the date of issue of the Certificate of Acceptance and the Supplier shall preserve, and shall cause its Subcontractors to preserve, all documents for said period or, in the event of a dispute, until the date when that dispute has been finally determined by agreement, arbitration or otherwise.

12

5.7           Operational, Maintenance Manuals and Instructions. During the execution of Works, Supplier shall provide to Owner the operational and maintenance manuals and instructions with respect to the Modular Drilling Unit, including those necessary for the installation and de-installation of the Modular Drilling Unit.

5.8           Implicit Obligations. It is expressly agreed that to the extent that there are Works which are not explicitly specified in this Contract, but which are necessary for the construction of the Modular Drilling Unit in a manner that complies with the Technical Specifications, the Prudent Industry Practices and this Contract in order to achieve Acceptance, then Supplier shall perform such Works.

5.9           Obligation to Comply with the Technical Specifications, Applicable Standards, etc. Supplier shall comply, and shall cause and ensure that its Subcontractors shall comply, with the Technical Specifications, the Time Schedule, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract, in the performance of the Works.

5.10         Supplier’s Variations. Supplier may propose variations to the Technical Specifications which in Supplier’s opinion will improve the quality, efficiency, functionality and design of the Modular Drilling Unit or which may expedite the Time Schedule, in the understanding that in such case Owner may at its own discretion approve or reject Supplier’s proposed variations. Any approval by Owner of any variation proposed by Supplier shall only be effective if in writing and signed by a duly authorized representative of the Owner. Except as provided in Article 5.11 below, it is expressly agreed that due to the nature of this Contract as a lump sum contract, any variation implemented pursuant to this Article shall not change the Contract Price nor imply additional compensation to the Supplier.

5.11         Variations by the Owner. The Owner shall have the right to request variations to the Works and the Technical Specifications in an amount of up to USD$_______________ and the cost for such variations shall be paid with the USD$_______________ portion of the Contract Price set forth in clause (ii) of Article 3, provided that such variations do not change the Scheduled Acceptance Date. Other than the variations mentioned in the previous sentence, Owner shall not request any additional variations to the Works and the Technical Specifications, except in the case it is forced to do so pursuant to changes in applicable Laws, Prudent Industry Practices or Applicable Standards, and in case the Owner requests any such additional variations, Supplier shall not be obligated to comply with such additional variations unless and until the Parties agree on the adjustment that such additional variations will imply in the Contract Price and the Time Schedule, including the Scheduled Acceptance Date.

13

5.12         Office Space and Secretarial Services. Supplier shall provide, without charge, reasonable office space as described in Annex J to the personnel designated by the Owner pursuant to Article 5.5 in order to supervise the performance of the Works at the Yard or any other site where such works are being undertaken. Supplier shall provide, at the request of the Owner, translation and secretarial services at Owner’s sole cost.

ARTICLE 6.

WARRANTY

6.1           Warranty by the Supplier. The Supplier hereby warrants to the Owner that the Works shall be free from defects in workmanship and materials. The express warranty set forth in the preceding sentence shall commence on the date of the issuance of the Certificate of Acceptance and shall continue thereafter until (i) the twelve (12) Month anniversary of such date (the “Warranty Period”), or (ii) the twelve (12) Month anniversary of the date of the last repair or replacement made under the warranty provided herein, whichever is later (the “Extended Warranty Period”).

Supplier’s liability for breach of the foregoing warranty shall include, without limitation:

a)              Repairing or replacing any defects in the Supplier’s workmanship or materials, as the case may be, at the Supplier’s facility or on board the Drilling Platform where the Modular Drilling Unit is located in the Operations Site; and

b)              Repairing or replacing any materials and/or equipment damaged, destroyed or lost as a direct result of the defects in Supplier’s workmanship or materials as provided in (a) above; or

c)             Reimbursing the Owner for the costs of such repairs or replacements referred to in (a) and (b) above in the event that such repair or replacement work cannot be timely or reasonably carried out by Supplier at the location of the Modular Drilling Unit and the Modular Drilling Unit cannot be reasonably returned to the Supplier’s facility for correction of the work or materials; provided always that the liability of the Supplier under this Article shall be limited to 150% of the cost of repairing and/or replacing such work or materials, as though the repairs or replacements were carried out at the Supplier’s facility.

6.2           Warranties by Subcontractors and Vendors. Upon expiry of Supplier’s warranty obligations set forth in Article 6.1, Supplier shall assign and transfer, to the extent in each case assignable, to the Owner any and all guarantees and/or warranties given and/or to be given to the Supplier or to Supplier’s Subcontractors by the manufacturers and/or vendors of supplies and Equipment and Materials furnished by Supplier and its Subcontractors that are still in effect at such time.

6.3           Limits to the Warranty. Nothing in Article 6.1 above shall extend Supplier’s warranty to cover any defect which has been caused by any willful act or omission, negligent maintenance or operation of the Modular Drilling Unit by personnel of the Owner or its subcontractors or by the ordinary wear and tear of the Modular Drilling Unit.

14

6.4           No Warranty of Merchantability. The warranties provided by Supplier pursuant to this Article 6 shall be in lieu of and replace any other liability, guarantee, warranty and/or condition imposed or implied by law, custom or usage, and, except as otherwise expressly provided herein, Supplier makes no warranty/condition of merchantability or fitness for any particular purpose.

6.5           Notification Under the Warranty. Owner shall notify Supplier in writing of any defect(s) for which a claim is made under this Article, and such notice shall contain a description of the nature and extent of the defect(s). Supplier shall have no obligation for any defect(s) discovered prior to the expiry of the Warranty Period (or Extended Warranty Period, in a case where such period applies under this Article) unless notice of such defect(s) is received by Supplier no later than 14 days after the expiration of the Warranty Period (or Extended Warranty Period, in a case where such period applies under this Article).

ARTICLE 7.

OWNER’S GENERAL OBLIGATIONS

The Owner shall only bound to (i) pay the Contract Price in accordance with the terms contained in this Contract, (ii) make the Drilling Platform available to Supplier so that Supplier may install the Modular Drilling Unit, in accordance with Article 14.4, including providing the required authorizations so that Supplier may have access to the Drilling Platform in order to install the Modular Drilling Unit in accordance with Article 14.4, and (iii) comply with all the additional obligations that are expressly provided under this Contract. Notwithstanding anything in this Contract setting forth an obligation of the Owner to make available the Drilling Platform to Supplier so that Supplier may install the Modular Drilling Unit, the Owner shall have no obligation to make available the Drilling Platform earlier than forty five (45) Days prior to the Scheduled Acceptance Date, and Supplier shall have no right to request Owner to make available the Drilling Platform prior to such date or request compensation of any sort whatsoever for failure to make available the Drilling Platform prior to such date.

ARTICLE 8.

TIME SCHEDULE

8.1           Time Schedule. Annex H contains the Time Schedule presented by Supplier, which establishes the time limits for the performance of the Works in accordance with the Critical Event Dates, including the Scheduled Acceptance Date. Except as otherwise expressly provided in this Contract, the Time Schedule may not be modified or extended for any reason.

8.2           Adjustments to the Time Schedule. In the event Supplier is delayed in achieving any Critical Event Date under the Time Schedule as a result of Force Majeure or any breach of Owner’s obligations under this Contract, the Time Schedule shall be adjusted and the subsequent Critical Event Dates, including the Scheduled Acceptance Date, shall be postponed for a period that may not exceed the duration of such delay; in the understanding that such postponement shall not be granted unless Supplier has requested it to the Owner in written form, specifying the reason for such postponement (including an explanation of how the relevant event actually prevents Supplier from complying with the Time Schedule) no later than seven (7) Days after Supplier is aware of the act or event causing such delay. It is expressly understood that the Scheduled Acceptance Date shall not be postponed pursuant to this Article 8.2 unless the relevant act or event actually prevents Supplier from complying (making reasonable efforts) with such date.

15

8.3           Progress Reports. The Owner shall have the right, but not the obligation, to monitor all the Works, either on its own or through the Project Manager or any other representatives. Notwithstanding the above, Supplier shall provide the Owner every two weeks with a progress report of the Works during the immediately preceding two weeks, and the Supplier and the Owner shall have bi-weekly progress meetings. The reports submitted by Supplier and the bi-weekly progress meetings shall comply with the requirements of Annex K. Without limiting the generality of the foregoing, the progress reports shall be prepared using the Primavera Project Planner©, shall contain photographic evidence of the progress made by Supplier and shall summarize the real progress and contain detailed information on any event that might affect Supplier’s performance in accordance with the Time Schedule. Additionally, the progress report must include a response to any claim or request made by the Owner or its representatives.

8.4           Liquidated Damages for Delay. In the event that Supplier fails to achieve the Acceptance by the Scheduled Acceptance Date, Supplier shall pay the Owner upon its first request and by wire transfer in immediately available funds to such account as the Owner may designate, liquidated damages in an amount of US$60,000 (Sixty Thousand Dollars) for each Day during which Supplier’s failure to meet the Scheduled Acceptance Date continues; in the understanding that the amount of such liquidated damages shall not exceed 12% of the Contract Price established in Article 3.

The Owner may, in its sole discretion, sett off the full amount of the liquidated damages for delay owed by the Supplier pursuant to this Article from the payment that shall be made in conformity with Article 20.1 b).

ARTICLE 9.

SUBCONTRACTS

9.1           Execution of Subcontracts. Supplier shall be entitled to enter into Subcontracts for the performance of the Works, in the understanding that any Subcontractor which manufactures or supplies Critical Equipment shall be previously approved by the Owner. Such approval shall not be unreasonably denied. The Subcontractors listed in Annex F shall be deemed to have been approved by Owner. In the event Supplier wishes to replace a Subcontractor of Critical Equipment, it shall provide the name and credentials of the proposed Subcontractor to the Area Project Manager, whose authorization shall not be unreasonably withheld.

9.2           Requirements of Subcontracts. Supplier shall ensure that each Subcontractor maintains programs or systems of quality assurance in conformity with Prudent Industry Practices and with the Quality Assurance Manual.

9.3           Non-Relief of Liability. Notwithstanding any Subcontract, Supplier shall remain fully responsible for the completion of the Works and delivery of the Modular Drilling Unit to the Owner according to this Contract, as if no Subcontract was ever executed.

16

ARTICLE 10.

ENGINEERING AND DESIGN DRAWINGS

AND OTHER DOCUMENTATION

10.1         Approval of Drawings and Other Documentation. The Supplier shall prepare and submit to the Owner the basic engineering and the engineering and design drawings of the Modular Drilling Unit for approval. The Owner shall, within seven (7) Days from receipt (of the original submittal and all re-submittals), return one (1) copy of all of such basic engineering or drawings submitted, designating such basic engineering or drawings as “Approved”, “Approved As Noted”, “Revise and Resubmit” or “Rejected”. The Supplier shall respond to all needed corrections and re-submit same within seven (7) Days from receipt. If the Owner fails, without valid reason, to respond to such basic engineering or drawings within seven (7) Days from receipt, then the basic engineering or drawings shall be deemed to be approved by the Owner; provided, however, that the Supplier shall be solely responsible for errors in its basic engineering or drawings and/or its subcontractors’ basic engineering or drawings. The parties may mutually agree on extending the submittal, review, re-submittal and re-review times. Once the basic engineering or the engineering and design drawings have been approved by Owner, such basic engineering or drawings shall be final and subsequent changes requested by Owner shall be subject to payment by Owner to Supplier of a price to be mutually agreed (which may be paid by Owner using any available amounts of the component of the Contract Price set forth in clause (iii) of Article 3), provided that in no event shall the Owner have the obligation to pay an additional price for such changes to the extent such changes are necessary to correct errors, defects or to make adjustments necessary to comply with the Technical Specifications, Applicable Standards, applicable Laws, Prudent Industry Practices or to achieve Acceptance, in which case Supplier shall have the obligation to make any such changes at no cost to Owner.

10.2         Access. The Owner’s representatives shall have free and open access, at all times, to all of Supplier’s (and any of its Subcontractors’) engineering personnel during the preparation and/or correction of the basic engineering and the engineering and design drawings with respect to the Modular Drilling Unit.

ARTICLE 11.

AS-BUILT DOCUMENTATION

The Supplier shall prepare and submit to the Owner all “As Built” drawings, records, manuals, and other data as specified in the Technical Specifications. Supplier shall provide Owner with 2 (two) prints of such of such documentation on or prior to Acceptance.

All such drawings shall be made on the “Auto-Cad” system. The Supplier shall supply both the drawings and the respective electronic data files to the Owner on or prior to Acceptance.

17

ARTICLE 12.

WEIGHT CONTROL

12.1         Weight Control Program. The Supplier and the Owner shall meet as soon as reasonably possible following the Date of Signature to agree on a weight control program with respect to the Works.

12.2         Updates. The weight control program agreed to by Supplier and Owner shall be updated and maintained by Supplier during the course of the Works. All costs associated with the weight control program are for Supplier’s account.

ARTICLE 13.

EQUIPMENT AND MATERIALS

13.1         Supply and Quality of Materials. Supplier shall supply all necessary and appropriate Equipment and Materials for the completion of the Works. All Equipment and Materials supplied by Supplier shall comply with the Technical Specifications and, except as expressly allowed under the Technical Specifications, shall be newly manufactured. To the extent the Equipment and Materials are not specified in the Technical Specifications, Supplier shall provide such Equipment and Materials as are fit for the purposes for which they are to be used and that have been proven to be resistant to those elements, pressures and chemicals with which they can be expected to come into contact. Supplier obliges itself to perform all necessary inspections and Tests to the Equipment and Materials during their fabrication, as well as during their installation, assembly or preparation, whether at the Yard or at any other site in which those activities are undertaken. Supplier shall also be responsible for the transportation of all Equipment and Materials to the Yard or to any other place in which they are required for the successful culmination of the Works. Additionally, Supplier shall provide certificates and other documentation that certify that the equipment listed in Annex P installed in the Modular Drilling Unit complies with the Applicable Standards.

13.2         Calibration and Language. All meters, gauges, recorders and other types of indication or recording devices shall be calibrated under the metric decimal system and in degrees centigrade. All functional and instruction plates important for the safe operation of the Modular Drilling Unit shall be in Spanish language.

13.3         Telecommunications Equipment and Monitoring and Control System. Supplier shall provide and install on the Modular Drilling Unit the telecommunications equipment and the monitoring and control system required in the Technical Specification.

ARTICLE 14.

DELIVERY AND MOBILIZATION

14.1         Delivery. Supplier shall deliver the Modular Drilling Unit DDP-INCOTERMS 2010 at the Operations Site or at any other place acceptable to the Parties (“Delivery Site”).

18

14.2         Spare Parts, Goods and Services. Together with the delivery of the Modular Drilling Unit, Supplier shall deliver to Owner, at no extra cost to Owner, (i) the spare parts and tools required for commissioning and testing that may also be required for the operation of the Modular Drilling Unit and for its further mobilization and installation on another platform of similar characteristics to the Drilling Platform, (ii) the spare parts and tools required by the Applicable Standards; (iii) specialized tools provided by Subcontractors to Supplier as per normal scope of supply, and (iv) an aggregate value of USD$_______________ of additional spare parts, goods, services (including variations or modifications to the Modular Drilling Unit) as may be requested by Owner to be supplied or provided by Supplier. The Parties agree that in the event that Owner and Supplier shall not reach an agreement on the value of any spare part, good or service to be supplied by Supplier to Owner pursuant to clause (iii) of this Article 14.2, then Owner shall have no obligation to accept any such spare part, good or service and Supplier shall not have the obligation to supply any such spare part, good or service with respect to which an agreement has not been reached as to the price and/or value and the Owner shall have the right to deduct from the Contract Price any unutilized portion of the USD$_______________ specified in clause (iv) of this Article 14.2 and shall have the right to acquire such spare parts directly from Third Parties. In the event that Owner shall not request any additional spare parts, goods or services as set forth in clause (iv) above then Owner shall have the right to deduct from the Contract Price any unutilized portion of the USD$_______________ specified in clause (iii) of this Article 14.2.

14.3         Transportation. Supplier shall be responsible for the transportation of the Modular Drilling Unit to the Delivery Site through the means it considers appropriate and under its own risk. Likewise, Supplier shall be responsible for hiring at its own cost any crane vessel (barco grúa) required for the installation of the Modular Drilling Unit. Supplier shall also be responsible for the transportation insurances and for the Permits for the transportation and definitive importation of the Modular Drilling Unit to the Delivery Site. Notwithstanding the above, Owner shall make reasonable efforts to cooperate with the Supplier on the abovementioned activities. In the event that, in order to comply with a mandatory requirement pursuant to applicable Laws, it shall be mandatory for Supplier to offload the Modular Drilling Unit at an intermediate port in the Gulf of Mexico, United Mexican States, then Owner shall be responsible for the cost of transportation of the Modular Drilling Unit from such intermediate port to the Delivery Site, in which case Supplier shall provide all reasonable assistance to Owner in order to minimize any such transportation cost.

14.4         Installation. Supplier shall be responsible for the installation of the Modular Drilling Unit on the Drilling Platform at the Delivery Site, in the understanding that Supplier shall assume full responsibility for any direct damage arising from the performance of the installation works, including, without limitation, any direct damage caused to the Owner, the Supplier or any other Third Party. During the installation works, Supplier shall comply with the safety obligations set forth in Annex L} which contain the safety and environmental guidelines and regulations that shall apply to the Contract and the monetary deductions that may be applied V to Supplier as well as the respective terms of such deductions. For the avoidance of any doubt, references in Annex L to “inicio del contrato” (i.e. beginning of the Contract) shall be deemed references to the earlier to occur of (i) “inicio de la instalación de la Unidad Modular de Perforación en la Plataforma de Perforación” (i.e. beginning of the installation of the Modular Drilling Unit on the Drilling Platform) or (ii) “inicio de la ejecución de Trabajos por el Proveedor en las instalaciones de Petróleos Mexicanos y sus organismos subsidiarios” (i.e. beginning of the execution of the Works by Supplier in the facilities of Petróleos Mexicanos and its subsidiaries). Supplier shall give Owner forty five (45) Days’ prior notice of readiness to install the Modular Drilling Unit at the Delivery Site and Owner shall make the Drilling Platform available to the Supplier in optimal conditions prior to the date designated by Supplier for the installation of the Modular Drilling Unit Supplier shall provide upon commencement of the installation, an accident prevention program as well as a monthly accident report program. Supplier shall comply with Owner’s regulations on industrial safety and environmental protection.

19

ARTICLE 15.

INSPECTION AND TESTING

15.1         Inspection and Testing. Supplier shall be responsible for inspecting, testing and certifying all Equipment and Materials and Works, in accordance with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract, at its sole expense and at all appropriate times, including during fabrication, construction, assembly and installation. Likewise, Supplier shall ensure that the Equipment and Materials and the Works meet the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract. All reports and inspection certificates shall be available to the Owner. In the event that any Equipment and Materials or Works, or any part thereof, fails to pass inspection or testing, Supplier shall correct or replace it and, after notifying the Owner of the above, shall repeat such inspection or testing. Without limiting the generality of the foregoing, Supplier shall be responsible for providing all equipment, tools and spare parts required for testing and commissioning the Modular Drilling Unit as provided under this Contract.

15.2         Reports. Supplier shall have the obligation to successfully perform the Tests. Supplier shall provide to Owner all the certificates and other documentation that certify that the Tests performed comply with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract and that establish that the Tests have been successfully completed. Owner shall have the right to witness the Tests, for which the Supplier shall notify the Owner any Tests with at least twenty four (24) hours of anticipation. Failure by the Owner to attend any Tests for which the Owner was duly notified, shall not render the results of such Tests invalid or unenforceable.

15.3         Additional Tests and Inspections. The Owner may request Supplier to perform any additional tests or inspections during the Works, provided that such additional Tests or inspections do not impede the progress of the Works. The Owner shall reimburse Supplier for any reasonable and documented additional expenses incurred by Supplier in connection with any such additional Tests or inspections, except that, if such tests or inspections demonstrate any failure to meet the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract, the Owner shall not be required to make such reimbursement. If and when the Owner requests additional Tests pursuant to this Article 15.3, the Parties will agree in advance on the testing procedures that shall apply for carrying out such Tests. If the Parties do not agree on the applicable testing procedures, the dispute shall be submitted to an Independent Expert in accordance with Article 34.2.

20

15.4         Non-Relief of Liability. No inspection, testing or approval by the Owner or the Project Manager as provided in this Article 15, nor any failure of the Owner or the Project Manager to inspect or reject any Equipment and Materials or part of the Works which later proves to be defective, shall in any manner release Supplier from its obligations under the Contract or lessen its liability hereunder. Supplier shall, in all cases, remain responsible for the accuracy, quality and completeness of the Works and its performance pursuant to this Contract.

15.5         Environmental Damage. Supplier shall be liable for any environmental damage caused during any Test.

15.6         Testing and Acceptance Procedures. Supplier shall submit to Owner within thirty (30) Days of the Date of Signature a package containing a set of proposed testing and acceptance procedures with respect to the Equipment and Materials, each System of the Modular Drilling Unit and the Modular Drilling Unit. The Owner shall, within thirty (30) Days from receipt (of the original submittal and all re-submittals), return one (1) copy of such proposed testing and acceptance procedures submitted by Supplier, designating such testing and acceptance procedures as “Approved”, “Revise and Resubmit” or “Rejected”. The Supplier shall respond to all needed corrections and re-submit same within fifteen (15) Days from receipt. If the Owner fails, without valid reason, to respond to such proposed testing and acceptance procedures within thirty (30) Days from receipt, then such proposed testing and acceptance procedures shall be deemed to be approved by the Owner. The parties may mutually agree on extending the submittal, review, re-submittal and re-review times. Once the proposed testing and acceptance procedures shall be approved by Owner, they shall be signed by the Parties and shall constitute the definitive testing and acceptance procedures applicable under this Contract (the “Testing and Acceptance Procedures”). To the extent required due to changes to the Technical Specifications, the Parties shall review and, if necessary, revise the Testing and Acceptance Procedures in order to reflect any such changes to the Technical Specifications. The procedure for the review and revision of the Testing and Acceptance Procedures shall be the same contained hereinabove in order to establish the initial set of Testing and Acceptance Procedures, except that the time periods set forth above shall be reduced to seven (7) Days.

ARTICLE 16.

SYSTEM ACCEPTANCE TESTS

16.1         System Acceptance Tests. Supplier shall be responsible, at its sole expense, for the start-up test of each System of the Modular Drilling Unit (the “System Acceptance Tests”) once each System is completed, in accordance with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract. Likewise, Supplier shall ensure that all such Systems meet the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract. In the event that any System, or any part thereof, fails to pass inspection or testing, Supplier shall correct or replace it and, after notifying the Owner of the above, shall repeat such System Acceptance Test. Supplier shall notify the Owner at least seven (7) Days in advance of commencement of each System Acceptance Test, providing the Owner with the inspection test plan for the particular System Acceptance Test. Owner shall have the right to make comments to the inspection test plan within five (5) Days from its receipt, in the understanding that Supplier shall not be obligated to include those comments if they are not in accordance with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract. Failure by the Owner to attend any System Acceptance Test for which the Owner was duly notified, shall not render the results of such System Acceptance Test invalid or unenforceable.

21

The System Acceptance Tests shall demonstrate that:

a)              the particular System of the Modular Drilling Unit complies with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract;

b)              meters, instruments, indication or recording devices are duly calibrated, in optimal functional conditions and with the corresponding certifications, and all the operation plates and instructions important for the safe operation of the Modular Drilling Unit are in Spanish language; and

c)              performance and capacity of the corresponding System of the Modular Drilling Unit comply with all the requirements established in the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract.

16.2         System Acceptance Tests Reports. Supplier shall have the obligation to successfully perform the System Acceptance Tests and to provide Owner with a copy of the report regarding such System Acceptance Test within five (5) Days after completion of the corresponding System Acceptance Test. Supplier shall provide to Owner, within five (5) Days after completion of the corresponding System Acceptance Test, all the certificates and other documentation that certify that the System Acceptance Tests performed comply with the Technical Specifications, the Quality Assurance Manual, the Testing and Acceptance Procedures, the Prudent Industry Practices, the applicable Laws, the Applicable Standards and any and all other terms and conditions of this Contract and that establish that the System Acceptance Tests have been successfully completed.

16.3         Supplier’s Obligations and Responsibilities. During the System Acceptance Tests, the Systems of the Modular Drilling Unit, or any of its components which is being tested, shall be operated under the sole responsibility and supervision of Supplier, in the understanding that Supplier shall assume full responsibility for any direct damage arising from the performance of the System Acceptance Tests, including, without limitation, any direct damage caused to the Owner, the Supplier or any other Third Party during the System Acceptance Tests.

22

16.4         Interruptions. In the event that any individual component of the System Acceptance Tests is interrupted for any reason, the Supplier shall complete the rest of the System Acceptance Tests, in the understanding that if the System Acceptance Tests are interrupted as a result of a Force Majeure or a breach or delay by the Owner or otherwise due to or arising out of Owner’s fault (or any other act or omission by any Person in Owner’s Group which is inconsistent with the terms of this Contract), the Supplier shall not be liable to reimburse the Owner any direct cost incurred by the Owner whether or not the period agreed to by the parties for the performance of the System Acceptance Test is exceeded.

16.5         Non-Relief of Liability. Neither the attendance by Owner, the Project Manager or any other representative of Owner to any System Acceptance Test, any comments to the procedures or reports thereof by such persons, nor any failure of such persons to participate in the System Acceptance Test of a System which later proves to be defective, shall in any manner release Supplier from its obligations under the Contract or lessen its liability hereunder. Supplier shall, in all cases, remain responsible for the accuracy, quality and completeness of the Works and its performance pursuant to this Contract.

16.6         Environmental Damage. Supplier shall be liable for any environmental damage caused during any System Acceptance Test.

ARTICLE 17.

FINAL INTEGRATION TEST AND FINAL INSTALLATION TEST

17.1         Timing of the Final Integration Test and Final Installation Test. Once the Modular Drilling Unit is completed and ready to be transported and installed on the Drilling Platform, Owner and Supplier shall carry out a final integration test at the Yard (the “Final Integration Test”). Upon successful completion of the Final Integration Test and satisfaction of the other requirements set forth in Article 19.1, Owner shall issue to the Supplier the Onshore Test and Certification Certificate. Supplier shall not transport the Modular Drilling Unit to the Drilling Platform until the issuance of the Onshore Test and Certification Certificate by the Owner. Upon transportation and installation of the Modular Drilling Unit on the Drilling Platform, Owner and Supplier shall carry out a final installation test at the Delivery Site (the “Final Installation Test”). Supplier shall notify the Owner ten (10) Days in advance of commencement of the Final Integration Test or the Final Installation Test, providing the Owner with the inspection test plan for the applicable test. Owner shall have the right to make comments to the inspection test plan within seven (7) Days from its receipt. Failure by the Owner to attend the Final Integration Test or the Final Installation Test for which the Owner was duly notified, will not render the results of such Final Integration Test or Final Installation Test, as the case may be, invalid or unenforceable.

17.2         Supplier’s Obligations and Responsibilities. During the Final Integration Test and the Final Installation Test, the Modular Drilling Unit, or any of its components which is being tested, shall be operated under the sole responsibility and supervision of Supplier, in the understanding that Supplier shall assume full responsibility for any direct damage arising from the performance of the Final Integration Test or the Final Installation Test, including, without limitation, any direct damage caused to the Owner, the Supplier, the Drilling Platform, or any other Third Party during the Final Integration Test or the Final Installation Test.

23

17.3         Interruptions. In the event that any individual component of the Final Integration Test or the Final Installation Test is interrupted for any reason, the Supplier shall complete the rest of the Final Integration Test or the Final Installation Test, in the understanding that if such test is interrupted as a result of a Force Majeure or a breach or delay by the Owner or otherwise due to or arising out of Owner’s fault (or any other act or omission by any Person in Owner’s Group which is inconsistent with the terms of this Contract), the Supplier shall not be liable to reimburse the Owner any direct cost incurred by the Owner whether or not the period agreed to by the parties for the performance of the Final Integration Test or the Final Installation Test is exceeded.

17.4         Non-Relief of Liability. Neither the attendance by Owner, the Project Manager or any other representative of Owner to the Final Integration Test or the Final Installation Test, any comments to the procedures or reports thereof by such persons, nor any failure of such persons to participate in the Final Integration Test or the Final Installation Test of the Modular Drilling Unit which later proves to be defective, shall in any manner release Supplier from its obligations under the Contract or lessen its liability hereunder. Supplier shall, in all cases, remain responsible for the accuracy, quality and completeness of the Works and its performance pursuant to this Contract.

17.5         Environmental Damage. Supplier shall be liable for any environmental damage caused during the Final Integration Test or the Final Installation Test.

17.6         Non Performance of the Final Installation Test for Reasons Attributable to Owner. If Supplier (i) has obtained the Onshore Test and Certification Certificate, (ii) gave notice to Owner about the date designated by Supplier for the installation of the Modular Drilling Unit in accordance with Article 14.4 above, (iii) completed all the Works required to install the Modular Drilling Unit, including the transportation of the Modular Drilling Unit to the Delivery Site, and (iv) is ready to install the Modular Drilling Unit and to commence the Final Installation Test, but is unable to install the Modular Drilling Unit and hence to carry out such Final Installation Test because of Owner’s failure to make the Drilling Platform available to Supplier, then Owner shall be responsible for any direct reasonable and duly documented cost incurred by Supplier due to Owner’s failure to make the Drilling Platform available on a timely manner.

Notwithstanding the foregoing, Owner shall notify Supplier when the Drilling Platform is ready for the installation of the Modular Drilling Unit, so that within the ten (10) Days following Owner’s notice, Supplier may install the Modular Drilling Unit and perform the Final Integration Test. If the Modular Drilling Unit fails the Final Installation Test, then (i) Owner shall not be obligated to make any payment under Article 20.1 b), and (ii) Supplier shall be responsible for paying liquidated damages for each Day from the date on which the Modular Drilling Unit failed the Final Installation Test and until the Modular Drilling Unit passes the Final Integration Test, in accordance with Article 8.4. If the non-compliance of the Modular Drilling Unit with the Final Integration Test is not remedied within ninety (90) Days following the date in which the Modular Drilling Unit failed for the first time such Final Installation Test, then it shall be considered as a Default by Supplier pursuant to Article 23.1.

24

ARTICLE 18.

TRAINING

Supplier shall provide theoretical and practical training sessions pursuant to Annex M to the personnel appointed by Owner. The training shall be in connection with all aspects of the operation and maintenance of the Modular Drilling Unit and its systems.

ARTICLE 19.

ACCEPTANCE OF THE MODULAR DRILLING UNIT

19.1     Moment of Onshore Mechanical Completion. Supplier shall request the Owner to issue the Onshore Test and Certification Certificate when:

a)          the Modular Drilling Unit is completed at the Yard in accordance with the Technical Specifications and all the provisions of this Contract and is ready to be transported and installed on the Drilling Platform;

b)          Supplier has successfully completed all System Acceptance Tests;

c)          Supplier has successfully completed the Final Integration Test;

d)          Supplier has provided all certificates required under this Contract with respect to the Modular Drilling Unit and the equipment listed in Annex P and installed it in the Modular Drilling Unit without major obligations pending to be performed by Supplier that may be critical for the operation of such equipment;

Subject to the satisfaction of all the above-mentioned conditions, within three (3) Business Days from receipt of the notice, the Owner shall issue the Onshore Test and Certification Certificate unless within such period the Owner notifies in writing to Supplier that there exists noncompliance with the conditions to the issuance thereof. If the controversy is not resolved within ten (10) Business Days following the Owner’s notice, then the dispute shall be submitted to the Independent Expert for resolution pursuant to Article 34.2. Supplier shall not be required to transport or install the Modular Drilling Unit until the Onshore Test and Certification Certificate has been issued. The time in which Supplier shall be obligated to complete the Work hereunder shall only be extended in the event of delay in issuance of the Onshore Test and Certification Certificate solely and directly attributable to the Owner.

The Onshore Mechanical Completion date shall be the date of issuance of the Onshore Test and Certification Certificate, except, in the event of a dispute in which it is resolved that the conditions for the issuance of the Onshore Test and Certification Certificate had been met at the time Supplier gave notice to Owner under this Article 19.1. In such case the Onshore Mechanical Completion date shall be deemed to have occurred on the date which was three (3) Business Days following the receipt by Owner of such notice.

19.2     Moment of Acceptance. Supplier shall request the Owner to issue the Acceptance Certificate when:

25

a)         the Modular Drilling Unit has been installed on the Drilling Platform and all Works have been successfully completed in accordance with the Technical Specifications and all the provisions of this Contract;

b)         Supplier has successfully completed all System Acceptance Tests, the Final Integration Test and the Final Installation Test;

c)         All spare parts, goods or services required to be delivered pursuant to Article 14.2 have been delivered by Supplier to Owner;

d)         Supplier has provided Owner with the certificates of origin that evidence the use of at least 20% of Mexican goods and services or has paid all liquidated damages associated with the failure to use at least 20% of Mexican goods and services;

e)         Supplier has provided all certificates required under this Contract with respect to the Modular Drilling Unit and the equipment listed in Annex P and installed it in the Modular Drilling Unit without major obligations pending to be performed by Supplier that may be critical for the operation of such equipment;

f)          Supplier has provided Owner with all operational and maintenance manuals and instructions with respect to the Modular Drilling Unit as required by the Technical Specifications;

g)         Supplier has provided all theoretical and practical training sessions to Owner’s personnel as set forth in Article 18.

Subject to the satisfaction of all the above-mentioned conditions, within three (3) Business Days from receipt of the notice, the Owner shall issue the Acceptance Certificate unless within such period the Owner notifies in writing to Supplier that there exists non-compliance with the conditions to the issuance thereof. If the controversy is not resolved within ten (10) Business Days following the Owner’s notice, then the dispute shall be submitted to the Independent Expert for resolution pursuant to Article 34.2.

The Acceptance date shall be the date of issuance of the Acceptance Certificate, except, in the event of a dispute in which it is resolved that the conditions for the issuance of the Acceptance Certificate had been met at the time Supplier gave notice to Owner under this Article 19.1. In such case (i) the Acceptance date shall be deemed to have occurred on the date which was three (3) Business Days following the receipt by Owner of such notice, (ii) the Owner shall make the corresponding payments including financial expenses accruing from the Acceptance date in accordance with Article 20.3, and (iii) Owner shall reimburse Supplier all reasonable and documented costs associated with not accepting the Modular Drilling Unit upon the Acceptance date.

19.3     Non-Relief of Liability. In no case shall the issuance of an Acceptance Certificate relieve Supplier from the performance of any of its other obligations under this Contract, nor diminish its liability towards the Owner or third parties, including its liability under Article 6 hereof.

26

ARTICLE 20.

PAYMENT

20.1     Payment. The Owner shall pay the Supplier the Contract Price established in Article 3 as follows:

a)         The Owner shall pay 20% of the Contract Price established in Article 3 within ten (10) Business Days following the delivery of the Letter of Credit and Bond established in Articles 21.1 and 21.2. Such Letter of Credit and Bond shall be delivered by the Supplier within twenty (20) Days after the Date of Signature.

b)         The Owner shall pay 80% of the Contract Price established in Article 3 within ten (10) Business Days following (i) the issuance of the Acceptance Certificate, or (ii) the delivery of the Warranty Bond established in Article 21.3, whichever is later.

c)         All payments established in clauses a) and b) above shall be made in Dollars by electronic transfer in immediately available funds to an account of IDEMEX in the United States of America, as IDEMEX shall designate to the Owner in writing. The electronic transfer shall be made on the Payment Date no later than 1:00 p.m. Houston, Texas, United States of America time.

d)         Any payment of Mexican value added tax that may be required to be made by Owner to IDEMEX in connection with the payment of the Contract Price pursuant to Mexican applicable Laws shall be made by Owner in Pesos to an account of IDEMEX in the United Mexican States.

20.2     Transfer of Ownership. Title and ownership of the Modular Drilling Unit and all Equipment and Materials incorporated or to be incorporated therein shall remain solely in Supplier until (i) issuance of the Acceptance Certificate, and (ii) payment in full of the Contract Price as established under Article 20.1 a) and b). Upon the occurrence of such conditions, Supplier shall transfer the Modular Drilling Unit and its ownership, free from any Lien or encumbrances, to the Owner or to any other Person designated by Owner.

Upon Delivery, Supplier shall deliver the invoice, the certificate of origin and documents that evidence the final importation of the Modular Drilling Unit to the Delivery Site, and any other document that Owner may reasonable request, that it is in Supplier’s control and that is necessary for the transfer of ownership. Supplier shall cooperate with the Owner in order for the transfer of ownership to be legally valid.

20.3     Financial Expenses. In cases of delay or default in payments by either Party, such Party shall pay, upon the other Party’s written request, financial expenses for each Day from and including the date such payment was due and until the payment thereof in full, at a rate calculated as follows:

Financial Expenses =	PRIME RATE (%) x Amount Delayed ($) x Quantity of Days Delayed
100x365

27

Prime rate above is expressed in whole numbers and shall be determined by the rate published by the Wall Street Journal on the Day prior to late payment. If prime rate is expressed in decimal, then the “100” shall be removed from the denominator.

20.4     Invoicing. Together with the presentation of the guarantees provided in Articles a) and b) of Article 20.1 above, and no later than the first (1) Business Day following the issuance of the Acceptance Certificate, Supplier shall provide to the Owner the invoice corresponding to the payment conditioned to the submission or issuance of such documents. In the invoice, Supplier shall make reference to this Contract and to the corresponding payment of the Contract Price. If the invoices are issued in hard copies, Supplier shall present the invoice at the following address:

PEMEX EXPLORACIÓN Y PRODUCCIÓN (PEP)

Jaime Balmes No. 11, Torre “B”, 8 Piso
Col. Los Morales, Polanco
Mexico, D.F. CP. 11510
ATTN: Lic. Jaime Esquivel Rodriguez ―	jaime.esquivel@pemex.com
ventunica@pep.pemex.com

In the event that Supplier issues electronic invoices, Supplier shall request payment through Owner’s electronic vault (bóveda electrónica), using the password provided for such purposes and its advanced electronic signature (firma electrónica avanzada).

20.5     Excess Payment. In the event that the Owner makes any payment to Supplier in excess of the amounts payable hereunder, Supplier shall reimburse the amounts paid by the Owner in excess, plus the corresponding interests payable on demand, for each Day from the date in which payment in excess was received until and including the Day in which the corresponding amount is returned in full, at the annual rate specified in Article 20.3.

ARTICLE 21.

PARTIES’ PERFORMANCE GUARANTEES

21.1     Letter of Credit to Guarantee Compliance. In order to guarantee the performance of its obligations under the Contract, within the twenty (20) Business Days following the Date of Signature and at its own expense, Supplier shall deliver to Owner a contractual guarantee that shall consist in a stand-by letter of credit in favor of the Owner (the “Letter of Credit”), issued, or confirmed, by a financial institution duly authorized to legally operate in Mexico, for an amount equivalent to 12% (twelve percent) of the Contract Price. The Letter of Credit delivered by the Supplier must remain in force and effect until ten (10) Days following the issuance of the Acceptance Certificate.

Supplier hereby expressly declares and agrees as follows:

A          In case there shall be any credits in its favor against the Owner, it agrees to waive any rights of set-off that may be entitled to pursuant to applicable Laws. Supplier hereby gives its express consent so that, in the event of breach of its payment or other material obligations under this Contract, the Letter of Credit may be drawn to satisfy in full or in part any amount in favor of Owner.

28

B         It acknowledges that in case of breach of its payment or other material obligations under this Contract, the Letter of Credit shall be partially or completely drawn.

C         It acknowledges that the Letter of Credit issued in order to guarantee performance of the Contract shall be paid in case of breach of any of its payment or other material obligations hereunder, without regard of any circumstance that may constitute an exception or defense for payment, other than those solely arising out of inconsistencies or deficiencies in the Letter of Credit itself, and therefore any related exception or defense shall be invalid as an exception or defense to draw down under the Letter of Credit.

21.2     Bond for the First Payment. Supplier must deliver within twenty (20) Business Days following the Date of Signature and at its own expense a fianza issued by a Mexican institution legally authorized to such effects, to the benefit of Owner, for an amount equivalent to the payment established in Article 20.1 a) (the “Bond”), in the same currency in which such payment is carried out without including any value added tax (Impuesto al Valor Agregado or I.V.A.). The Bond shall be issued by a bond institution legally authorized to operate in Mexico in accordance with the Ley Federal de Instituciones de Fianzas. The Bond presented by Supplier pursuant to this Article shall be enforceable and remain in effect until the issuance of the Acceptance Certificate.

Supplier hereby expressly declares and agrees as follows:

A          In case that there shall be any credits in its favor against the Owner, it agrees to waive any rights of set-off that it may be entitled to pursuant to applicable Laws. Supplier hereby gives its express consent so that, in the event of breach of its payment or other material obligations derived from this Contract, the Bond may be drawn;

B          It agrees to the Bond remaining in full force and effect during all the duration of any judicial or arbitral processes, together with any appeals or other similar processes, that may be commenced in connection with this Contract, until the time at which a final and binding non-appealable judgment shall be issued by the competent authority or tribunal.

C          It agrees to the bonding institutions’ payment of the claimed sum up to the guaranteed amount plus, if applicable, any late payment fees, as provided in Article 95 bis of the Ley Federal de Instituciones de Fianzas, irrespectively and independently from the commencement of any judicial or arbitral proceeding.

In the event that the result of the judicial or arbitral proceeding is favorable to the interests of Supplier and the bonding institution had already paid the claimed amount, the beneficiary shall give back such paid amount with interest as provided for in Article 20.3 within ninety (90) Business Days following that in which the resolution favorable to Supplier becomes firm and non-appealable.

D          It agrees to the Bond remaining in full force and effect until the issuance of the Acceptance Certificate.

29

E          It agrees that any claim to be presented before the bonding institution for a breach to the Contract, shall be duly completed with the following documentation:

1	Claim in writing to the bonding institution.

2	Copy of the Bond policy and the amendments thereto, if any.

3	Copy of the guaranteed Contract and the amendments thereto, if any.

4	Copy of any document signed upon receipt of the payment established in Article 20.1 a) or any other document that manifestly evidences its receipt.

5	Copy of the document whereby the reimbursement of the total payment provided in Article 20.1 a) is requested.

6	Copy of the document that notifies Supplier of its breach.

7	Document indicating the amount of the down payment and the applicable interests.

Supplier shall verify the authenticity of the Bond policy, before delivering it. In the event that Owner detects that such guarantee is apocryphal, it shall give notice to the competent authorities and to the institution that allegedly issued the guarantee; circumstance in which Supplier shall face the legal consequences that may be derived from the issuance of an apocryphal document.

21.3    Warranty Bond. As a condition to receive the payment established in Article 20.1 b), Supplier shall present to Owner, at the exclusive expense of Supplier, a fianza to the benefit of Owner, for an amount equivalent to 5% of the Contract Price (the “Warranty Bond”) in the same currency in which such payment is carried out and without including any value added tax (Impuesto al Valor Agregado or I.V.A.). The Warranty Bond shall be issued by a bond institution legally authorized to operate in Mexico in accordance with the Ley Federal de Instituciones de Fianzas. The Warranty Bond presented by Supplier pursuant to this Article shall be enforceable and remain in effect until the end of the Warranty Period or Extended Warranty Period, if applicable, event in which Owner shall notify the bonding institution.

Supplier hereby expressly declares and agrees as follows:

A          In case that there shall be any credits in its favor against the Owner, it agrees to waive any rights of set-off that may be granted to it pursuant to applicable Laws. Supplier hereby gives its express consent so that, in the event of breach of its obligations derived from this Contract, the Bond may be drawn;

B          It agrees to the Warranty Bond remaining in full force and effect during all the duration of any judicial or arbitral processes, together with any appeals or other similar processes, that may be commenced in connection with this Contract, until the time at which a final and binding non-appealable judgment shall be issued by the competent authority or tribunal;

30

C          It agrees to the bonding institutions’ payment of the claimed sum up to the guaranteed amount plus, if applicable, any late payment fees, as provided in Article 95 bis of the Ley Federal de Instituciones de Fianzas, irrespectively and independently from the commencement of any judicial or arbitral proceeding;

In the event that the result of the judicial or arbitral proceeding is favorable to the interests of Supplier and the bonding institution had already paid the claimed amount, the beneficiary shall give back such paid amount with interest as provided for in Article 20.3 within ninety (90) Business Days following that in which the resolution favorable to Supplier becomes firm and not subject to appeal.

D          It agrees to the Warranty Bond remaining in full force and effect until the end of the Warranty Period or Extended Warranty Period, if applicable;

E          It agrees that any claim to be presented before the bonding institution for a breach to the Contract, shall be dully completed with the following documentation:

1	Claim in writing to the bonding institution.

2	Copy of the Bond policy and the amendments thereto, if any.

3	Copy of the guaranteed Contract and the amendments thereto, if any.

4	Copy of (i) any document related to the inspection carried out by Supplier or jointly with Owner in connection with the corresponding defect or, given the event, the representation by Owner asserting that such inspection was not carried out due to causes attributable to Supplier, and (ii) any technical document that accurately identifies and describes the corresponding defect and its quantification.

5	Copy of the document that notifies Supplier of its breach.

Supplier shall verify the authenticity of the Warranty Bond policy, before delivering it. In the event that Owner detects that such guarantee is apocryphal, it shall give notice to the competent authorities and to the institution that allegedly issued the guarantee; circumstance in which Supplier shall face the legal consequences that may be derived form the issuance of an apocryphal document.

21.4     Form. The Supplier is obligated to present the Bond, the Warranty Bond and Letter of Credit stipulated in this Article, according to the templates provided in Annex N.

31

21.5     Right to Collect. The Owner will have the right to use any amounts of the Bond, the Warranty Bond and the Letter of Credit provided in this Article 21 to collect (i) liquidated damages under this Contract, (ii) indemnities owed by the Supplier according to Article 27, (iii) reimbursements of amounts paid by the Owner in order to repair any defects in the Modular Drilling Unit within the Warranty Period or Extended Warranty Period, if applicable, (iv) reimbursements of amounts paid in excess by the Owner, and any other amount owed by the Supplier to the Owner related to this Contract. In the event the Owner uses any amounts or proceeds under the Bond, the Warranty Bond and the Letter of Credit provided in this Article 21, the Owner will notify the Supplier the amount executed and the corresponding reasons.

21.6     Unduly Execution. In case the Owner unduly collects any amount under the Bond, the Warranty Bond or the Letter of Credit provided in this Article 21, the Owner shall reimburse such amount to the Supplier including interest at the rate established in Article 20.3 above.

ARTICLE 22.

DEFAULTS BY THE OWNER

22.1     Right to Terminate. If any of the following events (each a “Default by Owner”) occurs and is continuing, Supplier shall have the right to request the termination of this Contract before a competent judicial or arbitral authority:

a.	The Owner fails to make any payment on or before the corresponding Payment Date, provided that such failure continues without remedy for a period of forty-five (45) Days following receipt by the Owner of Supplier’s notice in connection with such non-compliance in payment;

b.	The Owner fails to make the Drilling Platform available to Supplier so that Supplier may install the Modular Drilling Unit, provided that such failure continues without remedy for a period of ninety (90) Days following receipt by the Owner of Supplier’s notice in connection with such non-compliance; or

c.	The Owner fails to comply with any other material obligation under this Contract, and such failure continues without remedy for a period of forty-five (45) Days after written notice thereof has been given by Supplier to the Owner in connection with such failure.

Upon the issuance of a final decision by a competent authority confirming the occurrence of a Default by Owner and sustaining the termination of this Contract as a result thereof, the Supplier shall have the right to terminate this Contract.

22.2     Termination Effects. In the event that prior to the Onshore Mechanical Completion date Supplier shall exercise any right to terminate pursuant to Article 22.1, then: (i) Supplier shall have the right to terminate this Contract, (ii) Owner shall pay to Supplier the costs incurred by Supplier directly in connection with the Works performed and completed up to the date of termination plus any non-recoverable expenses incurred by Supplier in connection with such Works, and (iii) Supplier shall transfer the ownership of such Works to Owner. In the event that prior to the Acceptance of the Modular Drilling Unit and after the Onshore Mechanical Completion date Supplier shall exercise any right to terminate pursuant to Article 22.1, then: (i) Supplier shall have the obligation to transport and deliver the Modular Drilling Unit at the port of Dos Bocas, State of Tabasco, United Mexican States and transfer the ownership of the Modular Drilling Unit to Owner at such port and (ii) Owner shall pay to Supplier the Contract Price minus the costs of installation of the Modular Drilling Unit on the Drilling Platform which Supplier would have otherwise incurred in order to install the Modular Drilling Unit on the Drilling Platform in accordance with this Contract, which costs shall be duly and fully documented and evidenced by all necessary documentation and calculations which the Supplier shall have the obligation to provide. The foregoing remedies shall fully indemnify Supplier for any damages suffered by Supplier as a result of the defaults) giving rise to the termination and shall be the sole and exclusive remedies of the Supplier in connection with the default(s) in question.

32

22.3     Release of Guarantees. In the case of termination of this Contract pursuant to this Article, the Owner shall release all guarantees granted by the Supplier pursuant to Article 21, within ten (10) Days following the date in which such termination is enforceable.

ARTICLE 23.

DEFAULTS BY SUPPLIER

23.1     Right to Terminate. If any of the following events (each a “Default by Supplier”) occurs and is continuing, the Owner shall have the right to terminate this Contract effective immediately, upon written notice to the Owner (provided that Supplier had first given the required notice pursuant to Article 23.2) specifying the grounds for termination:

a)          Supplier fails to meet any Critical Event Date and such failure continues for a period of ninety (90) Days;

b)          Supplier fails to meet the conditions for Acceptance within ninety (90) Days following the Scheduled Acceptance Date;

c)          The total loss of the Modular Drilling Unit occurs for any reasons other than Force Majeure;

d)         Supplier breaches its obligation to provide, obtain and maintain the guarantees required under Article 21;

e)          Supplier becomes bankrupt or insolvent, or carries on its business under a receiver or trustee or other person having a similar function, or makes an assignment for the benefit of its creditors, or files a petition for bankruptcy, for suspension of payments, or settles with its creditors with respect to its debts in general, or goes into winding-up or liquidation, or has its operations in any way dissolved or suspended indefinitely, or any act is done or event occurs that under any Laws has a substantially similar effect to any of the foregoing;

f)          There occurs a change in the corporate control of Supplier which threatens to have a material adverse effect on Supplier’s capacity to comply with its obligations under this Contract;

g)         Supplier fails to maintain in full force and effect any of the insurance required pursuant to Article 25;

h)         Supplier makes an assignment contrary to the provisions of Article 32;

33

i)          Supplier fails to comply with any other material obligation under this Contract, and such failure continues without remedy for a period of forty-five (45) Days after written notice thereof has been given by Owner to the Supplier in connection with such failure.

23.2     Termination Procedure. If upon a Default by Supplier, the Owner intends to exercise its right to terminate this Contract pursuant to Article 23.1, then the Owner shall notify Supplier of its default so that, within twenty (20) Business Days following the Day of the notice given by Owner, Supplier may present such arguments and evidence as it shall deem relevant.

Within the twenty (20) Business Days following the day on which Supplier shall have presented its arguments and evidence pursuant to the previous paragraph or on which the term provided in the aforementioned paragraph shall have expired, Owner shall issue its decision to terminate or not this Contract. Owner’s decision shall be duly reasoned and justified and shall be notified to Supplier in accordance with Article 36.

If Owner decides to terminate this Contract, such termination shall be effective from the date of notice to Supplier of the relevant determination.

23.3     Termination Effects. In the event that, prior to the Acceptance, the Owner exercises its right to terminate this Contract pursuant to Article 23.1, Supplier shall reimburse the Owner any advance payment received prior to such termination pursuant to Article 20.1 a), and, also, it shall pay, as liquidated damages which shall fully indemnify the Owner for damages suffered as a result of the default giving rise to the termination, twelve percent (12%) of the Contract Price that may be executed under the Letter of Credit provided under Article 21.1.

Notwithstanding the above, if Owner exercises its right to terminate this Contract, Owner shall have the right, exercisable within thirty (30) Days following such termination, to buy and Supplier shall sell if Owner so requests the Modular Drilling Unit at the stage of completion in which the Modular Drilling Unit stands at the time of termination. The price of the purchase shall be the fair market price of such Modular Drilling Unit at such stage of completion as mutually agreed by the Parties or, in the event of a failure to agree, by an Independent Expert determined by the Parties pursuant to Article 34.2.

ARTICLE 24.

FORCE MAJEURE

24.1     Relieve of Liability. Except as otherwise expressly provided herein, neither Party shall be liable for damages, claims or demands of any nature arising out of delays or defaults in performance under the Contract to the extent attributable to Force Majeure; provided, however, that the Party invoking Force Majeure shall have given written notice to the other Party (i) immediately following such occurrence specifying the details and the anticipated duration thereof, and (ii) once the Party is no longer prevented from performing its obligations under the Contract as a result of the event of Force Majeure. In order to benefit from the foregoing provisions, the affected Party shall notify within a period not greater than seven (7) Business Days, the occurrence of an event of Force Majeure. Additionally, the Party alleging Force Majeure shall use its best efforts (including the expenses of reasonable amounts and, where appropriate, prompt reporting of the incident to the authorities) to rectify, mitigate or remedy the effects of Force Majeure.

34

24.2     Burden of Proof. The Party claiming the occurrence of Force Majeure shall bear the burden of proof.

24.3     Right to Terminate. In the event that as the result of Force Majeure either (i) the Works are interrupted during a continuous period of one hundred eighty (180) Days or more, (ii) it is evident that the Works will be interrupted during a continuous period of one hundred eighty (180) Days or more, or (iii) the Modular Drilling Unit is lost, either Party shall have the right, exercisable upon notice given within ten (10) Days following (i) the last Day of the of one hundred eighty (180) Days period during which the Works where interrupted, (ii) the Day in which it became evident that the Works would be interrupted for one hundred eighty (180) Days or more, or (iii) the Day the Modular Drilling Unit was lost, to terminate this Contract, in the understanding that in such event the Supplier shall reimburse any amounts received prior to the termination date pursuant to Article 20.1 a). To such effect and in the event of loss of the Modular Drilling Unit, Supplier shall use the amounts derived from any insurance contracted pursuant to this Contract.

24.4    Compliance with Obligations Not Affected by Force Majeure. No provision contained in this Article 24 shall relieve the Parties from the obligations which by their nature are not affected by Force Majeure, including any payment obligations from the Owner prior to Force Majeure.

ARTICLE 25.

INSURANCE

25.1     Insurance During the Performance of the Works. Throughout the period during which Supplier is performing the Works and until Acceptance, Supplier shall maintain in full force and effect, at its sole expense, sufficient insurance coverage for all Works, Equipment and Materials and the Modular Drilling Unit so that it may repair or replace any damaged Works and cover the indemnities granted in favor of Owner’s Group under this Contract.

25.2     Terms and Conditions. The terms of all insurances required under this Article 25 shall conform to Prudent Industry Practices.

25.3     Non-Relief from Obligations. The fact that the insurance policies required under this Article 25 have been obtained shall not be deemed to relieve Supplier in whole or in part of any of its obligations and responsibilities to the Owner under the Contract or to any Third Party. It is additionally agreed, independently from the limits and scope of such policies, that Owner does not validate or warrant to Supplier that such policies are sufficient to indemnify the Owner against any such risk. Therefore, Supplier shall be solely responsible for obtaining and maintaining in effect, at its sole expense, such further or other policies as it considers necessary or prudent for its protection and to comply with its obligations hereunder and until Acceptance.

35

25.4     Payment of Deductibles. It is expressly agreed that in all events Supplier shall be responsible for the prompt payment of the entire amount of the deductibles or any insurance or coinsurance contemplated by the policies that Supplier is obligated to obtain in accordance with this Article 25.

25.5     Loss or Damage. If the Modular Drilling Unit or the Equipment and Material incorporated or to be incorporated therein shall be damaged by any insured cause whatsoever prior to Acceptance thereof by Owner and such damage does not constitute an actual, constructive, or compromised total loss thereof, Supplier shall apply the amount recovered under the relevant insurance policy specified in Article 25 of this Contract to repair such damage and Owner shall accept the Modular Drilling Unit under this Contract if completed in accordance with this Contract. The Critical Event Dates shall be deemed extended by the time necessary to repair such damage, in the understanding that in such event Supplier shall be responsible for extending the insurance and guarantees as may be required.

In the event of an actual or constructive total loss of the Modular Drilling Unit for any reason prior to Acceptance, this Contract shall automatically be deemed terminated, and Owner shall receive from the proceeds of the insurance policies contracted under Article 25 above an amount equal to the amount of all installment payments made pursuant to Article 20.1 a) hereinabove. In the event and to the extent that Owner does not receive such amounts from the insurance policies, Supplier shall be obligated to refund Owner for the amount of such installments or any shortfall thereof.

The Parties hereby agree that nothing in this Article 25.5 shall in any way limit or release the obligations of Supplier and that notwithstanding the fact that the insurance policies may not be sufficient to indemnify the Owner, Supplier shall not be released from its payment obligations as provided in Article 25.3 above.

ARTICLE 26.

SUPPLIER’S REPRESENTATIONS

Supplier hereby represents to the Owner that:

a)          The Works shall be performed in strict accordance with the requirements of the Contract and in compliance with all Laws;

b)          All of Supplier’s or its Subcontractor’s workmen shall have sufficient skill and experience to perform properly the work assigned to them. Workmen engaged in special work or skilled work shall have sufficient experience in such work and in the operation of the equipment required to perform all Works properly and satisfactorily. All equipment that is proposed to be used shall be of appropriate size and in such mechanical condition as to meet the requirements of the Works;

c)          The Supplier shall staff and perform the Works in accordance with the Time Schedule as to achieve a timely completion of the Works;

36

d)          The Supplier shall be responsible of taking all necessary precautions to avoid safety hazards arising from the performance of the Works by Supplier’s personnel in the Yard;

e)          The Supplier shall take all the necessary measures, in accordance with the applicable Laws, to protect the environment, whether at the Yard or other sites where the Modular Drilling Unit is located before Delivery.

ARTICLE 27.

INDEMNIFICATION

27.1     Indemnification by Supplier. The Supplier shall release, defend, indemnify and hold harmless of any responsibility to the Owner or any other Person in Owner’s Group (and such obligation shall survive the termination of the Contract) against any and all actions, claims, suits, demands, losses, liabilities, costs, damages, proceedings, Taxes (including value added taxes) and expenses, including reasonable and documented attorney’s fees and court costs, for or on account of or arising out of or in connection with any of the following:

a)         Any breach to the representations contained in Article 26 above.

b)         Any breach to the patent indemnification contained in Article 28 below;

c)         Any Supplier’s or any Subcontractor’s failure or omission to comply with any Law;

d)         Any claim of any employee of Supplier or any Subcontractor based upon applicable Laws on labor, health and safety or social security matters;

e)         Any damage to the environment resulting from the execution of the Works;

Nothing contained in this Article shall release Supplier from any liability under the warranty contained in Article 6.

27.2     Indemnification by the Owner. The Owner shall indemnify and hold harmless of any responsibility to the Supplier or any other Person in Supplier’s Group (and such obligation shall survive the termination of the Contract in accordance with the Contract) against any and all actions, claims, suits, demands, losses, costs, damages, proceedings, Taxes (including value added taxes) and expenses, including reasonable and documented attorney’s fees and court costs, arising out of or in connection with any of the following:

a)         Owner’s failure to comply with any applicable Law;

b)         Claims of any employee of Owner or of any of Owner’s subcontractors, including but not limited to the Project Manager and other Owner’s representatives, based upon applicable Laws on labor or social security matters;

37

c)         Loss or damage to any property or equipment (whether owned, leased, or hired) of Owner or its subcontractors, including the Modular Drilling Unit following Acceptance resulting from the operation of the Modular Drilling Unit;

d)         Damage to the environment or to any Third Party after Acceptance resulting from the operation of the Modular Drilling Unit;

e)         Pollution or contamination occurring after the Acceptance of the Modular Drilling Unit (including clean-up costs), including, without limitation, pollution or contamination from any reservoir or from the property or equipment of Owner, resulting from the operation of the Modular Drilling Unit;

f)         Damage to any reservoir or productive formation, loss or damage to any well being drilled including the cost of well control, loss of oil or gas caused by or resulting from a blowout or from a fire resulting from a blowout, or damage arising out of subsea trespass resulting from the operation of the Modular Drilling Unit;

Nothing contained in this Article shall release Supplier from any liability under the warranty contained in Article 6.

27.3     Indemnification by Subcontractors. Supplier shall ensure that under the terms of all the Subcontracts, the Subcontractors are obligated to indemnify the Owner under similar terms to those provided for under Article 27.1, as such indemnity may be applicable, taking into consideration the works or services that have been asked to perform or provide in the understanding that in any case, Supplier shall remain as being responsible to the Owner for all the indemnity obligations contained in Article 27.1.

ARTICLE 28.

PATENT INDEMNIFICATION

28.1     Indemnification for Intellectual Property. Supplier warrants that ownership or operation of the Modular Drilling Unit shall not at any time infringe, in any country, any patent rights, utility model rights, trademark rights, copyrights, trade secret or any other proprietary rights related to the design, sale, installation, commissioning or manufacture of the Modular Drilling Unit. Supplier shall without limit of time defend any claim, suit or proceedings brought against Owner or any Person in Owner’s Group relating to the infringement of any of the rights aforementioned by reason of Owner’s or any Person in Owner’s Group possession, ownership or operation of the Modular Drilling Unit and Supplier shall indemnify and hold harmless Owner or any Person in Owner’s Group from and against any such claim, suit or proceedings. Owner shall promptly notify Supplier of any such claim suit or proceeding and shall permit Supplier to take control and settlement of such claim, suit or proceedings; provided, however, no settlement which purports to acknowledge on Owner’s or any Person in Owner’s Group behalf the validity of any patent shall be entered into without the Owner’s or such any other Person in Owner’s Group written consent. Owner shall provide information and assistance to Supplier as may be reasonably necessary to aid in the conduct and settlement of the claim, suit or proceedings. Owner shall be entitled to participate, at its sole cost and expense, in the settlement through its selected representatives and/or attorneys.

38

28.2     Information Regarding Intellectual Property. Owner acknowledges that Supplier may disclose to Owner or any Person in Owner’s Group information regarding intellectual property relating to the Modular Drilling Unit belonging to Supplier or its Subcontractors, including the Modular Drilling Unit’s design, construction, engineering and technical specifications, know-how, procedures, processes, drawings and plans, and Owner agrees that neither Owner nor or any Person in Owner’s Group shall reproduce, reverse-engineer, decompile, or disassemble in any manner or form any such confidential information or intellectual property, except with the prior written consent of or express license from Supplier.

ARTICLE 29.

LABOR RELATIONS

The Parties agree that Supplier shall be solely responsible for the personnel that it shall use for the performance of this Contract and for the obligations derived from any legal provisions and other statutes in connection with its workers. Therefore, there shall be no labor relation between Owner and Supplier’s staff and Supplier shall hold Owner harmless against any claim under any applicable labor law.

On the other hand, the Parties agree that Owner shall be solely responsible for the personnel that it shall use for the performance of this Contract and for the obligations derived from any legal provisions and other statutes in connection with its workers. Therefore, there shall be no labor relation between Supplier and Owner’s staff and Owner shall hold Supplier harmless against any claim under any applicable labor law.

Finally, Owner acknowledges and accepts that, with respect to this Contract, Supplier is acting exclusively as an independent supplier and, therefore, nothing contained in this Contract nor the commercial practice between the Parties shall create a labor or intermediation relationship in terms of article 13 of the Ley Federal del Trabajo, between Supplier, including its suppliers and Subcontractors and its officers and employees, and Owner.

ARTICLE 30.

LIMITATION OF LIABILITY

Notwithstanding anything in this Contract to the contrary, (i) neither Party shall be liable for consequential, indirect or special losses or damages of any kind arising out of or in any way connected with the performance of or failure to perform the Contract, and (ii) Supplier’s overall liability under this Contract before Owner or any other Person within Owner’s Group shall be limited to an aggregate amount equal to the Contract Price except in the case of negligence or bad faith.

ARTICLE 31.

NO WAIVER

Except as specifically provided in this Contract: (i) failure or delay by any of the Parties in exercising any right, power or remedy hereunder, and no course of dealing between the Parties hereto, shall not operate as a waiver by either Party of any such right, power or remedy, and no total or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy; (ii) all rights, powers and remedies provided hereunder are cumulative and not exclusive of any rights, powers or remedies provided by Law or otherwise; and (iii) no notice or demand upon either Party in any event shall entitle such Party to receive any other or future notice or demand in similar or other circumstances, or constitute a waiver of either Party to its right to take any other or further action in any such circumstances without notice or demand.

39

ARTICLE 32.

ASSIGNMENT

32.1     Assignment. Except as otherwise provided in this Contract, neither Party shall have the right to assign or otherwise transfer the Contract or any right or interest hereunder or herein, or to delegate any obligation hereunder, without the prior consent of the other Party, except that: (i) Supplier may assign its right to receive payments from the Owner, provided that it shall have obtained Owner’s approval, that shall not be unreasonably denied, and in the understanding that such assignment shall be subject to all the terms and conditions contained in this Contract, and (ii) Owner may assign all of its rights and obligations under this Contract to any of its affiliates provided that Owner shall guarantee performance by its affiliates of all its obligations under this Contract.

32.2     No Third Party Beneficiary. Nothing in this Contract is intended or shall be construed in any way to confer upon any Person or entity any rights as a Third Party beneficiary under this Contract.

ARTICLE 33.

TERM

33.1     Term. Unless earlier rescinded or terminated in accordance with the terms and conditions of this Contract, this Contract shall be in force and become effective on the Date of Signature and shall remain in effect until Acceptance of the Modular Drilling Unit.

33.2     Survival of Obligations. The expiration, rescission or early termination of this Contract shall not release the Parties of their obligations that by their nature shall survive such expiration, rescission or termination, including, without limitation, the provisions relating to indemnification.

ARTICLE 34.

GOVERNING LAW AND JURISDICTION

34.1     Applicable Law. The Contract shall be governed by and interpreted in accordance with the federal laws of Mexico, without regard to Mexican laws on conflicts of law. Moreover, the Parties expressly agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Contract and shall not have any application to the interpretation, performance or enforcement of this Contract. Therefore, it is understood that the Parties waive the application of the United Nations Convention on Contracts for the International Sale of Goods.

40

34.2     Independent Expert. The Parties shall endeavor to reach a common accord on all differences regarding technical matters. In the event that the Parties do not reach an agreement on such matters, they agree to submit themselves to the decision of an Independent Expert. The Party wishing to submit the issue to the decision of the Independent Expert shall propose to the other Party three (3) candidates from the list included in Annex E so that the latter may select from these the Independent Expert within fifteen days (15). Within thirty (30) Days following the designation of the Independent Expert in accordance with the proceeding provided in this Article, each Party shall provide such Independent Expert with the information in its possession regarding the disputed matter. The Independent Expert may convene one or more meetings with the Parties, whether jointly or separately, in order to establish the specific points in controversy and may request necessary supplementary information. The Independent Expert shall issue its decision within thirty (30) Days following the conclusion of the proceeding, which may not exceed ninety (90) Days from the date of the Independent Expert’s designation, unless otherwise agreed by the Parties. The decision of the Independent Expert shall be final and binding on the Parties, except in the case of manifest error. Each Party shall pay its own costs in connection with this proceeding, and the fees of the Independent Expert shall be covered by the Party that obtained and adverse decision. The Parties shall update the list included in Annex E to ensure that at all time there will be a sufficient number of qualified experts in each category of disputes covered by this Article 34.2, provided that no Party shall nominate an expert who is in any way affiliated with such Party.

34.3     Arbitration. Any controversy, claim, difference or dispute arising out of, relating to or connected with this Contract or the breach thereof which cannot be settled amicably by the Parties and that may not be decided by an Independent Expert under Article 34.2 or in the case of manifest error in its decision shall be settled finally by arbitration to be held in Houston, Texas and conducted in accordance with the Rules of the American Arbitration Association (“AAA”) in effect when the request for arbitration is first received by the administrator. Disputes of US$1,000,000 or less shall be decided by a single arbitrator selected in accordance with the procedures of the AAA. Disputes involving more than US$1,000,000 shall be decided by three (3) arbitrators, whereby the Party initiating the arbitration shall appoint an arbitrator and notify the other Party within ten (10) days; the other Party shall within ten (10) days appoint an arbitrator; and, within ten (10) days thereafter, both arbitrators shall appoint a third arbitrator. Should the two arbitrators fail to appoint the third arbitrator within ten (10) days, the third arbitrator shall be appointed by the AAA.

The decision of the arbitrator(s) shall be (i) conclusive, final, and binding upon Owner and the Supplier; (ii) the sole and exclusive remedy of the parties regarding any and all claims and counterclaims presented to the arbitrator or arbitral panel; and (iii) enforceable in any court of competent jurisdiction. The decisions of the arbitral panel shall be final and binding on all parties to the arbitration and there shall be no appeal from the arbitrators’ decision.

34.4     Waiver of Immunity. To the extent either Party or any of its assets has or in the future may acquire immunity (whether characterized as sovereign immunity or any other form) from any legal proceeding to enforce an arbitration award rendered pursuant to Article 34.3 (including, without limitation, immunity from service of process, immunity from jurisdiction, immunity from attachment prior to judgment, immunity from attachment in aid of execution of judgment, and immunity from execution of judgment), such Party hereby expressly and irrevocably waives any such immunity to the fullest extent permitted by Law, in the understanding that under the applicable Laws, no attachment prior to judgment, attachment in aid of execution of judgment or execution of judgment may be ordered by Mexican courts against any of the property or assets of Owner.

41

ARTICLE 35.

LANGUAGE

Except as otherwise provided in the Contract or by mutual agreement of the Parties, all documents, notices, waivers and all other communications written or made between the Parties in connection with this Contract shall be in English. The Parties expressly acknowledge that the executed English version of this Contract shall prevail over any translation, provided that the language of Annex L shall be Spanish and the prevailing language of Annex O shall be Spanish.

ARTICLE 36.

NOTICES

All notices and other communications given under this Contract shall be in writing and shall be effective upon receipt by the addressee either (i) at the email address (in the understanding that the notices through this way should be followed by certified mail or courier to the appropriate address) provided bellow:

If the Owner:	For legal purposes:
2500 City West Boulevard, suite 2400
Houston, Texas 77042, U.S.A.

Telephone number: (713) 430-3100
Fax: (713) 430-3333
E-mail address: drodriguez@itsinc.com
Attn: Vice President of Customer Service

For operational purposes:

2500 City West Boulevard, suite 2400
Houston, Texas 77042, U.S.A

Telephone number: (713) 430-3100
Fax: (713) 430-3300
E-mail address: hporras@itsinc.com
Attn: GM Operations Support PEP

42

If the Supplier:	25311 I-45 North
Woodpark Business Center, Bldg. No. 6
Spring, Texas 77380

Telephone number: 281-465-9393
Fax: 281-465-9440
E-mail address: scope@ide-rig.com
Attn: Stephen De Wayne Cope

Or at such other address or e-mail address as may be notified by either Party to the other in the manner provided above.

ARTICLE 37.

PARTIES’ REPRESENTATIVES

Each Party shall appoint a representative for the performance of the Contract, who shall have technical, administrative, operational and decision making authority and who shall receive all kinds of communications related to the performance of the Contract. The Parties may substitute their representative at any time.

ARTICLE 38.

ETHICS AND CONCESSIONS

The Parties acknowledge that Supplier and all of its employees, officers, directors and representatives may be subject to the applicable Laws or international conventions to prevent and deter any type of illegal and corruption practices (the “Anticorruption Provisions”). Supplier warrants that it has made itself familiar with and fully understands the content and extent of such Anticorruption Provisions. Supplier further warrants and agrees that it and all who act on its behalf shall fully and faithfully comply with all requirements of the Anticorruption Provisions, as the same may hereafter be amended from time to time, in connection with all of its activities under or in respect of this Contract. Specifically, Supplier warrants and agrees that neither it, nor anyone acting on its behalf, shall pay or give anything of value to any employee or representative of Owner or ITS with the knowledge that the payment, promise or gift, in whole or in part, will be passed on to any of the foregoing in order to influence an official act or decision that will assist Supplier in securing an improper advantage or in obtaining or retaining business or in directing business to any other Person or entity. Supplier acknowledges that no employee, officer or other representative of Owner or ITS is authorized to waive Supplier’s compliance with this Article. Should Supplier fail to comply with the provisions herein, it shall immediately notify Owner and ITS in writing of any gifts, commissions, payments, offers or promises (“Concessions”) that may be requested by any employee, officer or representative of Owner or ITS or given/offered by Supplier, its affiliates, subsidiaries, agents, intermediaries or by any company or Person associated with or in any way related to Supplier or contracted by it, to any employee or representative of Owner or ITS, indicating the name of the employee or representative and the type and amount of the Concession requested or given in relation with the execution of this Contract.

43

ARTICLE 39.

FINANCIAL INFORMATION

Supplier expressly recognizes that Owner shall have the right to use financing methods to comply with its payment obligations under this Contract and that creditors under such financing methods might require information in connection with this Contract. Therefore, Supplier expressly agrees to comply at all times with and to make reasonable efforts to make its Subcontractors comply at all times with the requirements of Annex O.

ARTICLE 40.

CONFIDENTIALITY

The Parties shall consider and maintain as confidential the information of exclusive ownership of the other Party and shall not use or reproduce such information in whole or in part, without prior written consent by such other Party, for purposes other than those established in this Contract. Each Party guarantees that such information shall be disclosed to its employees only on a need to know basis, and it shall not make any announcement, take pictures, or provide any information whatsoever to any member of the public, the press, a commercial entity or any other official entity, unless it shall have obtained the prior written consent from the other Party. In order to comply with the aforementioned obligations, the Parties shall take any necessary measures to ensure that their personnel shall maintain such information in the most strict confidentiality, including, but not limited to, the establishment, in consultation with the other Party, of procedures to ensure the confidentiality of such information, and the taking of any necessary measure to prevent its disclosure to any non-authorized party, as well as to remedy any unauthorized disclosure, including, but not limited to, requiring the execution of confidentiality agreements by its employees and to establish security measures.

Likewise, the Parties acknowledge and accept to consider as confidential any and all technical, legal, administrative, accounting, and financial information that may be recorded in any tangible medium that may have been developed and may be related directly or indirectly to the execution of the Contract, as well as such information or documentation giving rise to any claim or technical controversy.

Notwithstanding the provisions of this Article, the confidentiality obligation shall not be applicable to: (i) information already of public domain which shall have not been made public in breach of this Contract; (ii) information obtained prior to its disclosure without breaching a confidentiality obligation; (iii) information obtained from Third Parties who have a right to disclose it without breaching a confidentiality obligation; and (iv) information that must be disclosed pursuant to legal requirements, including any securities Laws applicable to a Party or the rules of any national securities exchange or similar trading forum upon which a Party’s securities are listed or traded, or an order of a Governmental Authority, if the non-disclosure of such information would subject the party to which disclosure is required subject to civil, criminal or administrative liability and the Party required to disclose such information notifies the other Party of such request for disclosure promptly.

Each Party shall have the right to disclose information in connection with this Contract to potential or actual sources of financing for it to carry out the activities contemplated in this Contract (including with respect to Owner, financing the Contract Price) with the prior written consent of the other Party, such consent not to be unreasonably withheld.

44

The confidentiality obligations contained in this Article shall continue in force for a period of five (5) years, after the date of expiration or termination of this Contract.

ARTICLE 41.

SEVERABILITY OF PROVISIONS

The invalidity, illegality or unenforceability of any one or more of the provisions of the Contract shall in no way affect or impair the validity and enforceability of the remaining provisions hereof.

ARTICLE 42.

INTEGRATION OF ANNEXES

It is expressly agreed that all the Annexes to this Contract form part of this Contract, and that each of these Annexes is attached hereto duly signed by the Parties.

Annex “A-1”	Form of Onshore Test and Certification Certificate

Annex “A-2”	Form of Acceptance Certificate

Annex “B”	Critical Equipment

Annex “C”	Critical Event Dates

Annex “D”	Characteristics of the Drilling Platform

Annex “E”	Independent Experts

Annex “F”	Technical Specifications

Annex “G”	Quality Assurance Manual

Annex “H”	Time Schedule

Annex “I”	National Content Requirement

Annex “J”	Office Spacing

Annex “K”	Progress Reports

Annex “L”	Safety Obligations

Annex “M”	Training

Annex “N”	Form of Letter of Credit, Bond and Warranty Bond

45

Annex “O”	Financial Information Requirements

Annex “P”	Equipment to be Certified

Annex “Q”	Joint Participation Agreement between IDELLC and IDEMEX

Any other annexes that the Parties may agree to be Annexes to this Agreement pursuant to the provisions of this Agreement shall be deemed to be Annexes to this Agreement

ARTICLE 43.

AMENDMENTS OR MODIFICATIONS

The Parties agree that any amendments, additions or modifications to this Contract shall be in writing and duly signed by ITS, on behalf of and as agent for its principal Owner, or Owner and Supplier.

ARTICLE 44.

ENTIRETY OF THE CONTRACT

This Contract is a complete and exclusive compilation of all terms and conditions governing the agreement of the Parties with respect to the subject matter hereof. No statement of any agent, employee or representative of Supplier or the Owner or ITS as Owner’s agent made prior to the execution of the Contract shall be admissible in construing the terms hereof.

46

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute the Contract in 2 copies equally valid, dated March 21,2013.

INTEGRATED TRADE SYSTEMS, INC., acting on behalf of and as agent for a fully discloses principal PEMEX- Exploración y Producción	INTEGRATED DRILLING EQUIPMENT LLC.

Name: DAVID RODRIGUEZ	Name: STEPHEN DEWAYNE COPE
Title: Vice President of Customer Services	Title: Legal Representative

IDE PERFORACION MEXICO, S. DE R.L. DE C.V.

Name: STEPHEN DEWAYNE COPE
Title: Legal Representative

47